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HCI GROUP, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2019 Annual Meeting and Proxy Statement

April 30, 2019

TO OUR SHAREHOLDERS:

On behalf of the HCI Board of Directors, you are cordially invited to attend the 2019 Annual Meeting of Shareholders, which will be held on Thursday, May 30, 2019 at 3 p.m., Eastern time, at our headquarters: Cypress Commons, 5300 West Cypress Street, Suite 105, Tampa, Florida 33607. Shareholders will be admitted beginning at 2:30 p.m.

We are proud of the relationships we have built with our shareholders and the frequent dialogue we have with them. In 2018, we continued our practice of engaging with shareholders to understand their perspectives and solicit their input on a variety of issues. Since the 2018 annual shareholders’ meeting, we have held conversations with shareholders representing nearly half of our outstanding shares. During these conversations, we discussed HCI’s business strategy, its board composition, its corporate governance policies and its executive compensation practices, as well as its policies on corporate social and environmental responsibility. Through these conversations, we gained a valuable understanding of shareholder perspectives. We appreciate the thoughtful and meaningful feedback we received.

As a result of shareholder input, we have refreshed portions of our Proxy Statement to make it easier to read and understand. We have included, for example, a table of contents, a Proxy Statement Summary, and enhanced visuals and charts. We have provided also additional information on our executive compensation process and the peer group of companies we use for benchmarking executive pay. We also added a section describing our environmental, social and governance policies.

Most important, we recently added two new individuals to our Board of Directors: Loreen M. Spencer, a retired Audit Partner with Deloitte & Touche, LLP, and Sue Watts, Chief Operating Officer and Executive Vice President for Application Services, Infrastructure and Digital Services at Capgemini SE, a global technology consulting firm. Both are accomplished business leaders who bring diversity of thought, experience and skills that will contribute to our long-term strategy.

On behalf of the Board of Directors, I thank you for your continued investment and support. Your vote at the shareholder meeting is very important. Please sign and return the accompanying proxy card or follow the instructions on the card for voting by telephone or internet so your shares can be voted as you direct.

Yours truly,

Paresh Patel

Chairman of the Board

Chief Executive Officer

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 30, 2019

3 p.m. Eastern time

Cypress Commons

5300 West Cypress Street, Suite 105

Tampa, Florida 33607

The Annual Meeting of Shareholders of HCI Group, Inc. will be held at 3 p.m. Eastern time on Thursday, May 30, 2019 at Cypress Commons located at 5300 West Cypress Street, Suite 105, Tampa, Florida 33607. Shareholders will be admitted beginning at 2:30 p.m. The principal purposes of the Annual Meeting will be to cover the following items of business:

1.	To elect Class B directors

2.	To ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2019

3.	To approve, on an advisory basis, the compensation of our named executive officers

4.	To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation

5.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof

You may vote if you were a shareholder of record as of April 11, 2019.

Our 2018 Annual Report to Shareholders, which is not a part of this Proxy Statement, is enclosed.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your instructions. Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid, pre-addressed envelope, or by following the instructions on the proxy card for telephone or internet voting.

By Order of the Board of Directors,

Andrew L. Graham

Secretary and General Counsel

PROXY STATEMENT SUMMARY

This summary highlights information that can be found elsewhere in this Proxy Statement. It does not contain all the information that you should consider. You should read the entire Proxy Statement before voting.

Information About the Annual Meeting

Annual Meeting of Shareholders

Time/Date	3 p.m. Eastern time on Thursday, May 30, 2019

Place	Cypress Commons, 5300 West Cypress Street, Suite 105, Tampa, Florida 33607

Record Date	April 11, 2019

Items of Business

Item	The Board’s Recommendation	Page

1) To elect Class B directors	Vote FOR All	17

2) To ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2019	Vote FOR	27

3) To approve, on an advisory basis, the compensation of our named executive officers	Vote FOR	29

4) To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation	Vote FOR Every Year	49

We do not anticipate that any other business matters will be brought before the meeting for a vote. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion using their best judgment.

How to Vote

By Internet	By Phone	By Mail	In Person

www.proxyvote.com	Call the phone number listed on your proxy card	Follow the instructions on your proxy card	Vote by ballot at our Annual Meeting

HCI Group, Inc. 2019 Proxy Statement	1

PROXY STATEMENT SUMMARY

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 30, 2019

This Proxy Statement and the 2018 Annual Report to Shareholders are available at

http://www.hcigroup.com/2019proxymaterials

Upon your written request, we will provide you with a copy of our 2018 Annual Report on Form 10-K, including exhibits, free of charge. Send your request to HCI Group, Inc., c/o Kevin Mitchell, Senior Vice President of Investor Relations, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607.

2	HCI Group, Inc. 2019 Proxy Statement

PROXY STATEMENT SUMMARY

Financial Highlights

2018 Net Income of $17.7 million, or $2.34 earnings per share	20% Return on Equity (10-year average)	Profitable in 43 of the last 45 quarters

45% increase in Net Investment Income, 2018 compared with 2017	Dividends of $12.5 million paid in 2018	34 consecutive quarters of dividends

Gross written premium for our new, technology-driven insurance subsidiary, TypTap Insurance Company, increased by 67% in 2018 compared with 2017

Growth in market capitalization of 52% during 2018	Increase in stock price of 70% during 2018

HCI Group, Inc. 2019 Proxy Statement	3

PROXY STATEMENT SUMMARY

*Projected

Forward-Looking Statements

This Proxy Statement may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, the declaration and payment of dividends is at the discretion of our Board of Directors. Our ability to pay dividends depends upon many factors, including the Company’s operating results; financial condition and capital requirements; the availability of cash from our subsidiaries; legal and regulatory constraints and requirements on the payment of dividends and such other factors as our Board of Directors may deem relevant. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

4	HCI Group, Inc. 2019 Proxy Statement

SHAREHOLDER ENGAGEMENT

Since the 2018 annual shareholders’ meeting, we have reached out to many of our largest shareholders. We focused on our 20 largest shareholders, representing approximately 77.4% of our outstanding common stock. During the past 12 months, the Chairman of the Compensation Committee and our Senior Vice President of Investor Relations spoke with 11 shareholders representing nearly 50% of the Company’s outstanding common stock. During these conversations, we heard from shareholders regarding our Board composition, corporate governance policies and executive compensation practices, as well as policies on corporate, social and environmental responsibility.

HCI Group, Inc. 2019 Proxy Statement	5

SHAREHOLDER ENGAGEMENT

What we heardHow we respondedGovernanceExecutive CompensationEnvironmental, Social & GovernanceShareholders provided feedback and wanted to hear our plans regarding board composition, including ethnic and gender diversity and the structure of our classified board." Our Proxy Statement highlights the ethnic and gender diversity of our current Board of Directors and discloses our ongoing efforts to increase diversity on our Board." In 2018, we established a Board Observer Program to train selected individuals in public company board operations, governance and law, among other things, and prepare them to serve on public company boards as well as provide for us a means to identify future, exceptionally well qualified Board candidates. In selecting program participants, we plan to emphasize segments of our population that are underrepresented on public company boards. The initial participants were Loreen Spencer and Sue Watts, both of whom were recently appointed to our Board of Directors.We believe staggered, three-year terms and the resulting continuity enable directors, in particular independent directors, to focus as a group on the company's long-term performance for the benefit of the shareholders.Shareholders wanted to hear from us regarding our methodology and calculation of executive compensation, particularly for our Chief Executive Officer." In 2016, we retained a nationally-recognized compensation consulting firm to review our Chief Executive Officer's annual compensation program, which at the time was made up of salary and a formula-based annual cash bonus. Based on feedback from our shareholders and the consulting firm, we shifted much of the focus of the plan away from short-term cash-based compensation to long term compensation in the form of equity grants. We believe the current plan balances short-term incentives with long-term incentives in the compensation plan of our Chief Executive Officer and better aligns the Chief Executive Officer's interests with that of the shareholders." Based upon advice from our compensation consulting firm, we provide our chief executive officer with annual grants of restricted shares, which vest over a period of time, and out-of-the-money stock purchase options." Benchmarking to competitors is one of the factors we use in making compensation decisions. The core peer group of Florida-based insurance companies we use for benchmarking our chief executive officer's compensation appears within the Compensation Discussion and Analysis section of this Proxy Statement. We believe this group best represents our direct competitors.Shareholders wanted us to describe how we contribute to our community, promote diversity in our Board and our workforce, and manage the environmental risks to the Company." We have added a section to our Proxy Statement describing our Environmental, Social and Governance policies and practices (See page 14)." Climate change is a long-term risk to our business. We mitigate the risks posed by climate change by issuing policies of one-year duration and by securing reinsurance that substantially covers our risks from catastrophic storms and floods." We offer competitive benefits to our employees including options for health coverage and short-term and long-term disability insurance at no cost to the employee. We award restricted stock to employees to align their interests with shareholder interests and ensure our employees share in our success. We have committed to paying a living wage to all of our full-time employees." Our Board of Directors oversees our cybersecurity efforts and receives ongoing reports on those efforts from management. We maintain policies designed to safeguard our data and the data of our customers. We have adopted a Cyber Incident Response Plan and engage in penetration testing, internal and external audits of our cybersecurity controls and simulated cyber attacks scenarios to gauge our preparedness for these situations.

6	HCI Group, Inc. 2019 Proxy Statement

CORPORATE GOVERNANCE

Board of Directors

HCI Group, Inc. (the “Company,” “HCI,” “we” or “us” or when possessive “our”) conducts business through its officers and other employees, under the direction of the Chief Executive Officer and with the oversight of the Board of Directors, to enhance the long-term value of the Company for its shareholders. The members of Board of Directors are periodically elected by the shareholders to oversee management and to ensure that the long-term interests of the Company and the shareholders are being served. Each director is expected to perform as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the Company.

Board of Directors Leadership Structure

In our current Board leadership structure, Paresh Patel serves as Chairman of the Board and Chief Executive Officer. Mr. Patel’s role includes providing ongoing feedback on the direction and performance of the Company, serving as Chairman of regular meetings of the Board of Directors, setting the agenda of Board meetings and leading the Board of Directors in anticipating and responding to changes in our business. Mr. Patel also plays a significant role in formulating and executing the Company’s strategic plans, technology efforts and investment decisions. We believe Board oversight and planning is a collaborative effort among the directors, each of whom has unique skills, experience and education, and this structure facilitates collaboration and communication among the directors and management and makes best use of their respective skills.

The Board of Directors has established a Lead Independent Director position and adopted a Lead Independent Director Charter. The Lead Independent Director serves pursuant to that charter. Under the Lead Independent Director Charter, the Lead Independent Director is elected annually by the independent directors. Our current Lead Independent Director is Gregory Politis. He was elected to that position in 2017 and re-elected to the position in April 2018 and again in April 2019. A current copy of the Lead Independent Director Charter is available on our website: www.hcigroup.com. Select “Investor Information” and then “Corporate Governance.” The Board of Directors believes having a Lead Independent Director enhances management accountability to the Board of Directors.

Under the Lead Independent Director Charter, the Lead Independent Director has the following responsibilities:

•	To preside at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors

•	To call meetings of the independent directors

•	To serve as the principal liaison between the Chairman of the Board and the independent directors, including providing the Chairman feedback after Board meetings

•	To be available, when appropriate, for consultation and direct communication with shareholders

•	To lead the independent directors’ evaluation of the Chief Executive Officer’s effectiveness as Chairman of the Board and Chief Executive Officer

The Lead Independent Director also functions as a channel of communication between the Board and the Company’s shareholders and may be reached as described under Communicating with the Board of Directors on page 11. The Board of Directors continually reviews the effectiveness of our Board leadership structure to evaluate whether the structure remains appropriate for the Company and may determine to alter this leadership structure any time based on existing circumstances at that time.

HCI Group, Inc. 2019 Proxy Statement	7

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors typically meets monthly, except in August, with additional meetings, as necessary, to review and discuss the performance of the Company, the Company’s plans and prospects, and any immediate issues facing the Company. In 2018, 11 Board meetings were held. Each director attended at least 75% of the Board and applicable committee meetings. Directors are expected to attend all Board meetings with only occasional absences and to prepare for the meetings by reading any materials presented to them in advance of the meetings. Directors are expected to participate fully in the activities of any Board committee to which they may be elected and likewise to attend and prepare for all committee meetings. In addition to its general oversight of management, the Board of Directors performs a number of specific functions, including:

(a)	Selecting, evaluating and compensating the Chief Executive Officer and overseeing Chief Executive Officer succession planning

(b)	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management

(c)	Reviewing, monitoring, providing counsel and, where appropriate, approving fundamental financial and business strategies and major corporate actions

(d)	Assessing major risks facing the Company and reviewing options for their mitigation

(e)

Ensuring processes are in place for maintaining the integrity of the Company with respect to its financial statements; compliance with law and ethics; relationships with customers, vendors and agents; and relationships with other interested parties

Independent Director Meetings

Independent directors and other non-management directors meet and communicate regularly without management participation. Non-management directors include directors who are not executive officers of the Company or otherwise employed by the Company, but are not considered to be independent by virtue of a material relationship, former status, family membership or any other reason. The Lead Independent Director presides at meetings of independent directors.

Committees of the Board of Directors

The Board of Directors has established three committees to assist the Board in performing its functions: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The current charters of these committees are published on the Company’s website, www.hcigroup.com, and are mailed to shareholders on written request. The members and the chairmen of the Board committees are elected annually by the Board of Directors.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with the Securities and Exchange Act of 1934. The Audit Committee’s responsibilities include the following:

•	Assisting our Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices

•	Overseeing the work of our internal accounting and auditing processes

•	Discussing with management our processes to manage business and financial risk

•

Making appointment, compensation and retention decisions regarding the independent registered public accounting firm engaged by the Company, and overseeing their efforts to prepare or issue audit reports on our financial statements

8	HCI Group, Inc. 2019 Proxy Statement

CORPORATE GOVERNANCE

•

Establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by our Company regarding accounting, internal accounting controls or auditing matters, as well as addressing confidential, anonymous submissions of concern by employees regarding questionable accounting or auditing matters

•	Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures

The Audit Committee is composed of three members: Wayne Burks, Chairman, George Apostolou and Harish M. Patel. Since our common shares are listed on the New York Stock Exchange, we are governed by its listing standards. Accordingly, each member of the Audit Committee meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual and the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Burks is an Audit Committee financial expert. The Audit Committee met formally four times during 2018 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Audit Committee Charter. A current copy of the charter is available on our website www.hcigroup.com. Click “Investor Information” and then “Corporate Governance.”

Compensation Committee

The Compensation Committee’s responsibilities include the following:

•	Reviewing and approving the compensation programs applicable to our executive officers

•	Recommending to the Board of Directors the executive compensation programs and periodically reviewing administration policies for the programs

•

Reviewing and approving the corporate goals and objectives relevant to the compensation of the executive officers; evaluating the performance of the executive officers in light of those goals, objectives and strategies; and setting the compensation level of the executive officers based on this evaluation

•	Reviewing on a periodic basis the operation of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes

•	Administering and making awards under the Company’s 2012 Omnibus Incentive Plan, and monitoring and supervising the administration of any other benefit plans the Company may have

•	Reviewing and approving compensation of outside directors

The Compensation Committee has the authority to determine the compensation of the named executive officers and the non-employee directors and to make equity awards under the Company’s 2012 Omnibus Incentive Plan. At least annually the Compensation Committee considers the results of the Company’s operations and its financial position and makes compensation determinations. The Compensation Committee is currently composed of the following three directors: James Macchiarola, Chairman, Wayne Burks and Harish Patel, each of whom meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual. The Compensation Committee met formally three times during 2018 and otherwise acted by unanimous written consent. The Board of Directors has adopted a formal Compensation Committee Charter. A current copy of the charter is available on our website, www.hcigroup.com. Click “Investor Information” and then “Corporate Governance.” The Compensation Committee is committed to a pay-for-performance focus and open communications with shareholders.

Governance and Nominating Committee

The functions of the Governance and Nominating Committee include the following:

•	Establishing criteria for selection of potential directors, taking into account all factors it considers appropriate

•

Identifying and selecting individuals believed to be qualified as candidates to serve on the Board and recommending candidates to the Board to stand for election as directors at the Annual Meeting of Shareholders or, if applicable, at a special meeting of the shareholders

HCI Group, Inc. 2019 Proxy Statement	9

CORPORATE GOVERNANCE

•	Recommending members of the Board to serve on the committees of the Board

•	Evaluating and ensuring the independence of each member of a Board committee that is required to be composed of independent directors

•	Developing and recommending to the Board a set of corporate governance principles appropriate for our Company and consistent with the applicable laws, regulations and listing requirements

•	Developing and recommending to the Board a code of conduct for our Company’s directors, officers and employees

•

Ensuring that the Company makes all appropriate disclosures regarding the process for nominating candidates for election to the Board, including any process for shareholder nominations, the criteria established by the committee in evaluating candidates for nomination for election to the Board, and any other disclosures required by applicable laws, regulations or listing standards

•

Reporting regularly to the Board regarding meetings of the Committee, other matters relevant to the Committee’s discharge of its responsibilities, and recommendations as the Committee may deem appropriate

The Governance and Nominating Committee is composed of three members: Harish Patel, Chairman, James Macchiarola and George Apostolou, each of whom meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual. The Governance and Nominating Committee held two meetings in 2018. The Board of Directors has adopted a written Governance and Nominating Committee Charter. A current copy of the charter is available on our website at www.hcigroup.com. Click “Investor Information” and then “Corporate Governance.”

Each of the proposed director nominees was recommended by the Governance and Nominating Committee to the Board of Directors.

The Governance and Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. In evaluating director candidates, the Governance and Nominating Committee considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the Company. The Governance and Nominating Committee has not adopted a specific policy on diversity. However, in practice it has identified and recommended individuals of diverse ethnic, cultural and business backgrounds.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. Any shareholder wishing to recommend one or more director candidates should send the recommendations before November 1 of the year preceding the next Annual Meeting of Shareholders to the Secretary of the Corporation, Andrew L. Graham, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607. Each recommendation should set forth the candidate’s name, age, business address, business telephone number, residence address, and principal occupation or employment and any other attributes or factors the shareholder wishes the Committee to consider, as well as the shareholder’s name, address and telephone number and the class and number of shares held. The Committee may require the recommended candidate to furnish additional information. The secretary will forward recommendations of qualified candidates to the Governance and Nominating Committee, and those candidates will be given the same consideration as all other candidates.

A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting of the Shareholders rather than recommend a candidate to the Governance and Nominating Committee, must comply with the advance notice requirements set forth in our bylaws. See Shareholder Proposals for Presentation at the 2020 Annual Meeting in Appendix C for further information.

10	HCI Group, Inc. 2019 Proxy Statement

CORPORATE GOVERNANCE

Access to Independent Advisors

The Board and its committees have the authority at any time to retain outside accounting, financial, compensation, recruiting, legal or other advisors. The Company will provide appropriate funding, as determined by the Board or any committee, to compensate such independent outside advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

Director Attendance at Annual Meeting of Shareholders

Board members are encouraged, but not required, to attend the Annual Meeting of the Shareholders. All eight of our directors sitting for re-election or continuing in office attended the 2018 Annual Meeting of the Shareholders.

Board of Directors Role in Risk Oversight

The Board of Directors plays a significant role in monitoring risks to the Company and directly reviews matters involving major risks. For example, the Board annually reviews the level and design of our reinsurance programs. Reinsurance is insurance we buy from other insurance companies to cover hurricanes and other catastrophes. The Board of Directors also oversees our cybersecurity plans and efforts and typically approves strategic initiatives and large or unusual investments or expenditures of the Company’s resources.

The Audit Committee, the Compensation Committee, and the Governance and Nominating Committee were established by the Board to assist in ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with executive management. The Audit Committee is responsible for assisting the Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices, and discussing with management our processes to manage business and financial risk. The Compensation Committee considers risk in connection with its design of our compensation programs for our executives. The Governance and Nominating Committee regularly reviews the Company’s corporate governance structure and Board committee assignments. Each committee regularly reports to the full Board of Directors.

Communicating with the Board of Directors

We have established procedures by which shareholders may communicate with members of the Board of Directors, individually or as a group. Shareholders wishing to communicate with the Board of Directors or a specific member of the Board may send written communications addressed to: Board of Directors, HCI Group, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607. The mailing envelope should clearly specify the intended recipient or recipients, which may be the Board of Directors as a group or an individual member of the Board. The communication should include the shareholder’s name and the number of shares owned. Communications that are not racially, ethically or religiously offensive, commercial, pornographic, obscene, vulgar, profane, defamatory, abusive, harassing, threatening, malicious, false or frivolous in nature will be promptly forwarded to the specified members of the Board of Directors. We have also established procedures by which all interested parties (not just shareholders) may communicate directly with our non-management or independent directors as a group. Any interested party wishing to communicate with our non-management or independent directors as a group may send written communications addressed to: Board of Directors, HCI Group, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607. The mailing envelope should clearly specify the intended recipients, which may be the non-management directors or the independent directors as a group. The Secretary will promptly forward the envelope for distribution to the intended recipients.

Board Observer Program

In 2018, we established a Board Observer Program to train selected individuals in public company board operations, governance and law, among other things, and prepare them to serve on public company boards and provide for us a

HCI Group, Inc. 2019 Proxy Statement	11

CORPORATE GOVERNANCE

means to identify future, exceptionally well qualified Board candidates. With limited exceptions, participants received all board materials and are invited to attend and participate in all Board meetings. They do not have voting privileges. In selecting program participants, we plan to emphasize segments of our population that may be underrepresented on public company boards. The initial participants were Loreen Spencer and Sue Watts, both of whom were recently appointed to our Board of Directors. (See their biographies on page 26.)

Director Education

We engage in ongoing efforts to educate our directors on matters important to their service as directors. Our General Counsel advises each new director on fiduciary duties and securities-reporting requirements. When a director is appointed to a new committee of the Board, the General Counsel advises the committee on the role of that particular committee under law, rules and the committee’s charter.

Annual Evaluations

The Board of Directors conducts an annual evaluation to determine if the Board and its committees are functioning effectively. Likewise, each Board committee conducts an annual self-evaluation to determine if it is functioning effectively.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their service as directors. The Compensation Committee determines the compensation of our non-employee directors, each of whom receives a cash payment of $25,000 for every calendar quarter they serve as a director.

The following table sets forth information with respect to compensation earned by each of our directors (other than employee directors) during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation(2)	Total
George Apostolou	$100,000	—	—	—	—	$17,700	$117,700
Wayne Burks	$100,000	—	—	—	—	$17,700	$117,700
James Macchiarola	$100,000	—	—	—	—	$17,700	$117,700
Jay Madhu	$100,000	—	—	—	—	$17,700	$117,700
Harish Patel	$100,000	—	—	—	—	$17,700	$117,700
Gregory Politis	$100,000	—	—	—	—	$17,700	$117,700
Martin A. Traber(3)	$65,100	—	—	—	—	$8,700	$73,800
(1)

Each director received a cash payment of $25,000 for service during each quarter or portion thereof that he served as a director, which includes attendance at Board and committee meetings held during 2018.

(2)	All Other Compensation represents dividends paid on unvested restricted shares.
(3)	Mr. Traber did not seek re-election to the Board of Directors in May 2018.

12	HCI Group, Inc. 2019 Proxy Statement

CORPORATE GOVERNANCE

There were no stock awards granted to non-employee directors in 2018. The aggregate number of stock awards outstanding for each non-employee director as of December 31, 2018 was as follows:

Name	Number of Options		Number of Restricted Shares
George Apostolou	—		12,000	(1)
Wayne Burks	—		12,000	(2)
James Macchiarola	—		12,000	(2)
Jay Madhu	—		12,000	(1)
Gregory Politis	—		12,000	(1)
Harish Patel	20,000	(3)	12,000	(1)
(1)

On May 16, 2013, the directors then in office received restricted stock grants of 24,000 shares each. As originally granted, restrictions on 6,000 shares would lapse one year after the closing price of HCI common shares equaled or exceeded each of the following target prices for 20 consecutive trading days: $35, $50, $65 and $80. The $35 price target with respect to this grant was met on October 8, 2013. The 6,000 share portion of this grant that was intended to vest one year after the closing price of HCI stock equaled or exceeded $50 per share for 20 consecutive trading days was forfeited in March 2016. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(2)

On November 11, 2013, Wayne Burks and James Macchiarola received restricted stock grants of 24,000 shares each. As originally granted, restrictions on 6,000 shares would lapse one year after the closing price of HCI common shares equaled or exceeded each of the following target prices for 20 consecutive trading days: $50, $65, $80 and $95. Two 6,000 share tranches of this grant intended to vest one year after the closing price of HCI stock equaled or exceeded $50 and $95 per share for 20 consecutive trading days were forfeited in March 2016. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(3)

On August 26, 2011, newly elected director Harish Patel was awarded the right to purchase 30,000 shares at $6.30 per share. His options vest in three equal annual installments beginning April 20, 2012 and expiring on August 25, 2021. As of December 31, 2018, there were 20,000 options unexercised.

Director Share Ownership Policy

We have a director share ownership policy that generally requires new directors to acquire $200,000 of the Company’s shares within five years of their initial election to the Board of Directors and then hold those shares until retirement from the Board.

Transactions with Related Persons

Oxbridge Reinsurance Limited

Claddaugh Casualty Insurance Company, Ltd., HCI’s Bermuda-domiciled reinsurance subsidiary, had a reinsurance agreement with Oxbridge Reinsurance Limited whereby Claddaugh ceded to Oxbridge a portion of the business it assumed from HCI’s insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company. From June 1, 2017 through May 31, 2018, Oxbridge assumed $7,400,000 of the total covered exposure for approximately $3,400,000 in premiums. The premiums Oxbridge charged were at rates management believed to be competitive with market rates available to Claddaugh at the time. Because of claims it paid resulting from Hurricane Irma in September 2017, Oxbridge realized no financial benefit from the agreement. On May 28, 2018, Claddaugh terminated its multi-year reinsurance contract with Oxbridge effective June 1, 2018 and agreed to pay a settlement fee of $600,000. During the term of the agreement, Oxbridge had deposited funds into trust accounts to satisfy certain collateral requirements under its reinsurance contract with Claddaugh. Trust assets could be withdrawn by Claddaugh, the trust beneficiary, in the event amounts were due under the Oxbridge reinsurance agreement. Among the Oxbridge shareholders are Paresh Patel, the Company’s Chief Executive Officer, members of his immediate family and three of the Company’s non-employee directors including Jay Madhu who serves as Oxbridge’s Chairman and Chief Executive Officer. Claddaugh and Oxbridge are not currently engaged in any business relationship.

HCI Group, Inc. 2019 Proxy Statement	13

CORPORATE GOVERNANCE

First Home Bank

During the first quarter of 2018, the Company purchased six-month certificates of deposit totaling approximately $15 million from First Home Bank in Seminole, Florida. Our directors, Anthony Saravanos and George Apostolou, are also directors of First Home Bank and its holding company. The deposits earned interest at the bank’s customary rates, which were competitive with other banks in the region. At March 31, 2019, the Company’s deposits consisted of approximately $6.4 million in a money market account.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by a majority of disinterested directors. That policy is set forth in both our Code of Conduct (See Code of Ethics below) and our Corporate Governance Guidelines, which can be found at www.hcigroup.com. Select “Investor Information,” “Corporate Governance,” and then “Corporate Governance Guidelines.” The policy provides no standards for approval. Directors apply individual judgment and discretion in deciding such matters.

Adverse Interests

We are not aware of any material proceedings in which an executive officer or director is a party adverse to the Company or has a material interest adverse to the Company.

Anti-Hedging Policy

To ensure the interests of our employees, officers and directors are aligned with the long-term interests of our shareholders, the Company has an anti-hedging policy that prohibits employees, officers and directors from directly or indirectly engaging in hedging transactions related to HCI’s securities. This includes the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, as well as the establishment of a short position in the Company’s securities. The Board may waive this requirement when it deems appropriate.

Code of Ethics

We have adopted a Code of Ethics applicable to all employees and directors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available on our website at www.hcigroup.com. Select “Investor Information” at the top, then select “Corporate Governance” and then “Code of Conduct.” We intend to disclose any change to or waiver from our Code of Ethics by posting such change or waiver to our website in the same section described above.

Corporate Governance Guidelines

To promote effective governance of the Company, we have adopted Corporate Governance Guidelines. A current copy of our Corporate Governance Guidelines is available on our website: www.hcigroup.com. Select “Investor Information” at the top, then select “Corporate Governance” and then “Corporate Governance Guidelines.”

Environmental, Social and Governance (ESG) Policies

HCI Group, Inc. is committed to operating with integrity, contributing to our community, promoting diversity in our Board and our workforce, and managing the environmental risks to the Company. In addition, we take proactive steps to secure our data and safeguard our customers’ data.

We believe ESG oversight begins at the top. Our Board of Directors is involved in ESG policymaking and works closely with management to achieve our goals in these areas. Management ensures implementation of ESG policies at all levels of the Company and regularly reports to the Board regarding the status of ESG initiatives. Our integrated approach ensures that we achieve our ESG goals.

14	HCI Group, Inc. 2019 Proxy Statement

CORPORATE GOVERNANCE

Following is a summary of our Environmental, Social and Governance policies and activities.

Environmental

The most material environmental risk to the Company is that of extreme weather. Notably, climate change may cause an increase in the number and intensity of extreme weather events that may affect our profitability. We work to mitigate this risk by offering insurance policies with only a one-year duration and securing reinsurance from other insurance companies that indemnify us against losses we might incur as the result of catastrophic events impacting our policyholders.

Social

Community Contribution

We believe in enriching our community through charitable work, including volunteer opportunities for our management and employees. The HCI Group Foundation contributes to charitable causes throughout our community, and our employees participate in dozens of local charities. Some examples include Paint Your Heart Out Tampa, Hope Children’s Home, Metropolitan Ministries of Tampa, One Blood Florida Blood Services, Be the Match Marrow Donor Program, Habitat for Humanity and the Clearwater Jazz Foundation.

Work Environment

We adhere to a harassment prevention policy which details how to report and respond to harassment issues and prohibits any form of retaliation. This includes mandatory harassment prevention training for all employees.

We are committed to paying a living wage to all of our full-time employees. We offer competitive benefits to our employees including options for health coverage and short-term and long-term disability insurance at no cost to the employee. We also award restricted stock to employees to align their interests with shareholder interests.

Diversity

We value a diverse and inclusive work environment. Our workforce is comprised of men and women of many races, religions, and national origins, and we forbid any form of discrimination based upon these factors.

Our Board is highly diverse in terms of gender, ethnicity, culture, education and business backgrounds, and our U.S.-based workforce is more than 50% female and approximately 28% non-white. The below graphics do not account for our international workforce, which consists of 98 employees located in Noida, India.

HCI Group, Inc. 2019 Proxy Statement	15

CORPORATE GOVERNANCE

Governance

HCI has adopted the following policies and programs to promote effective corporate governance.

•	We prohibit derivative trading or hedging of our securities by our employees, officers, and Board members

•	We have no poison pill

•	Our Code of Conduct ensures the conduct of employees, officers and directors remains in compliance with laws, regulations and ethical principles

•	Through our Board Observer Program, we prepare individuals to serve on public company boards, particularly individuals from under-represented communities

Board-related Governance Practices

•	We have a strong Lead Independent Director position with a publicly available charter

•	A majority of our directors are independent

•	Within five years of joining the Board, each new director is expected to own at least $200,000 of our common stock

•

We are improving gender-diversity on our Board: In 2019, we appointed two new directors, both of whom are women. In addition, our Board Observer Program aims to broaden the pool of available Board candidates.

Data Security

•

Our Board of Directors oversees our cybersecurity efforts and receives ongoing reports on those efforts from management. We maintain policies designed to safeguard our data and the data of our customers. We have adopted a Cyber Incident Response Plan and engage in penetration testing, internal and external audits of our cybersecurity controls, and simulated cyberattack scenarios to gauge our preparedness for these situations. We also provide mandatory cybersecurity training for all employees.

•	We carry Cyber Insurance which includes access to a Cyber Incident Response team in the case of a cyber event.

16	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting. In accordance with the Company’s articles of incorporation, the Board of Directors is divided into three classes. All directors within a class have the same three-year term of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of director classes expire in 2019 (Class B directors), 2020 (Class C directors) and 2021 (Class A directors). Each of the Class B directors elected at the 2019 Annual Meeting will be elected to serve a three-year term.

With the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated the following persons to stand for re-election as Class B directors at the 2019 Annual Meeting of Shareholders, with terms expiring in 2022:

George Apostolou

Paresh Patel

Gregory Politis

Each of the nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees should be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” the election of George Apostolou, Paresh Patel and Gregory Politis as Class B directors of HCI Group, Inc. The nominees receiving the three highest “FOR” vote totals will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

Full Board met 11 times in 2018	70% of the Board contributes to gender or ethnic diversity	7 out of 10 directors are independent

HCI Group, Inc. 2019 Proxy Statement	17

MATTER NO. 1 ELECTION OF DIRECTORS

Board of Directors

Director	Age	Primary Occupation	Director Since	Committee Memberships	Committee Chair
Nominees for Election:
George Apostolou	68	Founder, Apostolou Construction	2007
Paresh Patel	56	Chairman and Chief Executive Officer, HCI Group, Inc.	2007
Gregory Politis	67	President, Xenia Management Corporation	2007
Continuing in Office:
Wayne Burks	71	Vice President and Former Chief Financial Officer, Romark LC.	2013
James Macchiarola	70	Retired Vice President, Orange Business Services	2013
Jay Madhu	52	President and Chief Executive Officer, Oxbridge Re Holdings Ltd.	2007
Harish Patel	62	Director, Medenet, Inc.	2011
Anthony Saravanos	48	President, Greenleaf Capital	2007
Loreen Spencer	53	Retired Audit Partner, Deloitte & Touche, LLP	2019
Sue Watts	57	Chief Operations Officer and Executive Vice President, Capgemini SE	2019

Audit:         Governance & Nominating:         Compensation:

18	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Director Tenure

Board Selection Process

In accordance with the Company’s articles of incorporation, the Board of Directors is divided into three classes. Each class consists of three or four directors. All directors within a class have the same three-year terms of office. The class terms expire at successive annual shareholders’ meetings so that each year one class of directors is elected at the Annual Meeting of Shareholders. The Board does not believe arbitrary term limits on a director’s service are appropriate, nor does it believe that directors should expect to be re-nominated upon expiration of a three-year term. Each year the Board of Directors proposes a slate of nominees for election at the Annual Meeting of Shareholders. The Governance and Nominating Committee is tasked with identifying and selecting individuals believed to be qualified as candidates to serve on the Board and recommending to the Board candidates to stand for election as directors at the Annual Meeting of Shareholders or, if applicable, at a special meeting of the shareholders. The Governance and Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. The Governance and Nominating Committee also considers director candidates recommended by shareholders. Shareholders may submit

HCI Group, Inc. 2019 Proxy Statement	19

MATTER NO. 1 ELECTION OF DIRECTORS

recommendations for Board nominees directly to the Board or at the Annual Meeting of Shareholders. See page 10 for information on submitting director nominations to the Board. A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting of Shareholders, rather than recommend a candidate to the Governance and Nominating Committee, must comply with the advance notice requirements set forth in the Company’s bylaws, a copy of which can be found on the Company’s website, www.hcigroup.com, by selecting the “Investor Information” tab followed by “Corporate Governance.”

Qualifications of Board Members

In selecting individuals for Board membership, the Board of Directors considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age, have sufficient time to devote to their Board duties and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the Company. A majority of the Board members must be independent, as determined by the Board of Directors, in accordance with the listing standards of the New York Stock Exchange. In general, the Board affirmatively determines whether a director has any direct or indirect material relationship with the Company. All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee must be independent, with members of the Audit Committee and the Compensation Committee meeting higher levels of independence. Members of the Audit Committee must be financially literate as determined by the Board and at least one member must be an Audit Committee Financial Expert as described in the rules of the U.S. Securities and Exchange Commission.

Diversity of Skills and Experience of Directors

Experience & Expertise	Strategic Leadership	Operations Management Expertise	Gender/ Ethnic Diversity	CEO Leadership	Industry Background	Public Company Board Service	Financial Acumen	Technology Background or Expertise	International Experience	Senior Management Leadership	Corporate Finance & M&A Experience
Paresh Patel	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Anthony Saravanos	✓	✓			✓		✓		✓	✓	✓
George Apostolou	✓	✓	✓		✓		✓		✓	✓	✓
Wayne Burks	✓	✓			✓		✓		✓	✓	✓
James Macchiarola	✓	✓			✓		✓	✓	✓	✓	✓
Jay Madhu	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓
Harish Patel	✓	✓	✓		✓		✓	✓	✓	✓	✓
Gregory Politis	✓	✓	✓		✓		✓		✓	✓	✓
Loreen Spencer	✓		✓		✓		✓		✓	✓	✓
Sue Watts	✓	✓	✓		✓		✓	✓	✓	✓	✓

Diversity and Board Tenure

We believe that a variety of perspectives, opinions and backgrounds among the Board members is important to the Board’s ability to perform its duties. Our Board is diverse in terms of gender, ethnicity, culture, education and business backgrounds.

Board tenure diversity is equally important, as we seek to achieve the appropriate balance of years of service among Board members. Our senior directors have deep knowledge of our Company and business operations, while new directors provide fresh perspectives. Our current Board of Directors has an average tenure of 7.9 years.

20	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Arrangements as to Selection and Nomination of Directors

We are not aware of any arrangements as to the selection and nomination of directors.

Independent Directors

Based upon recommendations of our Governance and Nominating Committee, the Board of Directors has determined that current directors George Apostolou, Wayne Burks, James Macchiarola, Harish M. Patel, Gregory Politis, Loreen Spencer, and Sue Watts are “independent directors” meeting the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual, including having no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In the case of Mr. Apostolou, the Board considered his role as a director of First Home Bank, where the Company had during 2018 as much as approximately $15 million on deposit. In the view of the Board the amount of the deposits is not material to the Company or the bank.

Shareholder Votes at 2018 Annual Meeting of Shareholders

At our 2018 Annual Meeting of Shareholders, James Macchiarola and Harish Patel were re-elected to the Board with vote totals detailed below.

Director Nominee	For	Withheld

James Macchiarola	3,960,258	3,426,288

Harish Patel	4,448,580	2,937,966

While we view these results as a significant improvement from previous years, we strive for continuous improvement and intend to continue our shareholder outreach and other efforts.

Biographies of Directors Standing for Election (Class B)

George Apostolou

George Apostolou, age 68, has been a director of the Company since May 2007. Born in Erithri-Attikis, Greece, Mr. Apostolou moved to the United States in 1971 and earned his State of Florida Contractors License in 1983. In 1987, he established George Apostolou Construction Corporation and has since built more than 200 commercial buildings, including government services buildings, churches, office buildings and retail centers. George Apostolou Construction Corporation is not affiliated with HCI Group, Inc. In addition to contracting, Mr. Apostolou has been involved in the development of and investment in many commercial projects and now owns more than 20 properties in the Tampa Bay area. Since 2013, Mr. Apostolou has served on the Board of Directors of First Home Bank in Seminole, Florida and since 2014 has served as a Director of the bank’s holding company, First Home Bancorp, Inc.

Skills/Qualifications: Mr. Apostolou brings considerable business, management and real estate experience to the Board of Directors. His business and management experience enhances oversight of the Company’s business performance as he has a fundamental understanding of financial statements and business operations. Moreover, real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. Additionally, Mr. Apostolou has a substantial personal investment in HCI, and he played a large role in bringing initial investors to the Company. Mr. Apostolou also serves on our Audit Committee and our Governance and Nominating Committee.

Independent Committees: - Audit - Governance & Nominating Other Public Company Boards: - None

HCI Group, Inc. 2019 Proxy Statement	21

MATTER NO. 1 ELECTION OF DIRECTORS

Paresh Patel

Paresh Patel, age 56, is a founder of the Company and currently serves as Chairman of the Board of Directors and Chief Executive Officer. He has been a director of the Company since its inception and has served as the Chairman of our Board of Directors since May 2007. He has served as Chief Executive Officer since 2011. Mr. Patel is also President of our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., a position he held from 2011 to 2012 and reassumed in June 2015. In addition, Mr. Patel is President and Chairman of the Board of TypTap Insurance Company, our technology-based homeowners and flood insurance subsidiary corporation formed in January 2016. Mr. Patel has broad experience in technology and finance. He developed and continues to oversee development of the Company’s policy administration systems. From 2011 to 2015, he served as Chairman of the Board of First Home Bancorp, Inc., a bank holding company in Seminole, Florida and from 2014 to March 2018 he served as Chairman of the Board of Directors of Oxbridge Re Holdings Limited, a NASDAQ-listed Cayman Islands reinsurance holding company. He was a founder of NorthStar Bank in Tampa, Florida and from 2006 to 2010 served on the Board of Directors of its parent company, NorthStar Banking Corporation. From 1998 to 2000, he was Director of Customer Care and Billing with Global Crossing. In that position, Mr. Patel defined business processes and systems, hired and trained department staff and led the integration of the customer care and billing systems with the systems of companies that Global Crossing acquired. As an independent software and systems consultant from 1991 to 1998, Mr. Patel worked with large international telephone companies. Mr. Patel holds a Bachelor’s and a Master’s degree in Electronic Engineering from the University of Cambridge in the United Kingdom.

Skills/Qualifications: Mr. Patel brings to the Board of Directors considerable experience in business, insurance, management, systems and technology, and because of those experiences and his education, he possesses knowledge and analytical and technology skills that are important to the operations of the Company, the oversight of its performance and the evaluation of its future growth opportunities. Furthermore, his performance as Chief Executive Officer has demonstrated an in-depth understanding of the Company’s insurance business. He is a founder of the Company and has a substantial personal investment in the Company.

Chairman of the Board and Chief Executive Officer

Gregory Politis

Gregory Politis, age 67, is a founder of the Company and has been a director since its inception. He has served also as the Board’s Lead Independent Director since 2017. Mr. Politis has been in the real estate business since 1974 and is President of Xenia Management Corporation, a real estate portfolio management company he established in 1988. Mr. Politis has interests in more than 50 real estate developments in the Miami-Dade County, Orlando, Greater Tampa Bay areas as well as in Montreal, Canada. Xenia Management Corporation is not affiliated with HCI Group, Inc. During his career, Mr. Politis has developed and retained ownership of retail, office and industrial spaces, with a primary focus on buildings housing federal and state government agencies. He is a founding member of the Hellenic American Board of Entrepreneurs and a recipient of the Building Owners and Managers Association (BOMA) Building of the Year Award. Mr. Politis has served as a director of NorthStar Bank and Florida Bank.

Skills/Qualifications: Mr. Politis brings considerable business, management and real estate experience to the Board of Directors. His business and management experience enhances oversight of the Company’s business performance, as he has a fundamental understanding of business operations. Moreover, real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. Additionally, Mr. Politis has a substantial personal investment in the Company.

Independent Committees: - Compensation Other Public Company Boards: - None

22	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Biographies of Directors Continuing in Office

Directors whose present terms continue until 2020 (Class C):

Wayne Burks

Wayne Burks, age 71, has been a director of our Company since June 2013. Since March 2019, Mr. Burks has served as Vice President and from July 2016 to March 2019, Mr. Burks served as the Chief Financial Officer for Romark LC, which is a vertically integrated multinational biopharmaceutical company headquartered in Tampa, Florida. From April 2012 to June 2016, he served as a director and the Chief Financial Officer for WRB Enterprises, Inc., a Tampa, Florida-based holding company with investments in Caribbean electric utilities, renewable energy development, cable television, real estate and financial institutions. From July 2010 to April 2012, he was a Principal of Sterling Financial Consulting where he provided financial and operational consulting services for privately held and pre-initial public offering stage companies. From December 2008 to June 2010, Mr. Burks served as Chief Financial Officer of Prepared Holdings, LLC, a Florida-based insurance holding company. Mr. Burks is a Certified Public Accountant. He is a former Audit Partner of Coopers & Lybrand, where he performed auditing services for approximately 23 years. None of the foregoing companies is an affiliate of HCI Group, Inc. Mr. Burks earned a Bachelor of Science degree in Accounting and Business Administration at Troy University in Alabama.

Skills/Qualifications: Mr. Burks brings considerable business, accounting and financial experience to the Board of Directors. We believe his knowledge and experience as the Chief Financial Officer of a homeowners insurance company and also as an auditor with the ability to analyze financial information enhances the Board’s oversight of the Company’s business operations, financial disclosure, external auditors and the effectiveness of our internal controls. Mr. Burks serves as Chairman of the Company’s Audit Committee and has been identified by the Board of Directors as an Audit Committee financial expert. He serves also on our Compensation Committee.

Independent Committees: - Audit (Chairman) - Compensation Other Public Company Boards: - None

Jay Madhu

Jay Madhu, age 52, has been a director of our Company since May 2007. Mr. Madhu formerly served as President of our Real Estate Division and Vice President of Investor Relations, positions he held from June 2011 and February 2008, respectively, until his employment ended in 2013. He also served as our Vice President of Marketing from 2008 to 2011. Since 2013, Mr. Madhu has been President and Chief Executive Officer of Oxbridge Re Holdings Ltd., a NASDAQ-listed reinsurance holding company based in the Cayman Islands and he has served as their Chairman of the Board of Directors as of March 2018. From 2012 to 2014, he served as a director for Moksha Re SPC Ltd., a Cayman Islands reinsurance company that ceased operations in 2014. During that time he also served on the Board of Directors for Wheeler Real Estate Investment Trust, Inc., a publicly held real estate investment trust. During 2013, Mr. Madhu served as a director of First Home Bank in Seminole, Florida. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC since 2002 and President of Forrest Terrace LC since 1999. He has also been President of The Mortgage Corporation Network (correspondent lenders) since 1996. Prior to that, Mr. Madhu was Vice President, Mortgage Division at First Trust Mortgage & Finance from 1994 to 1996; Vice President, Residential First Mortgage Division at Continental Management Associates Limited, Inc. from 1993 to 1994; and President at S&S Development, Inc. from 1991 to 1993. None of the foregoing companies is an affiliate of HCI Group, Inc. He attended Northwest Missouri State University where he studied marketing and management.

Skills/Qualifications: Mr. Madhu brings considerable business, marketing, real estate and mortgage finance experience to the Board of Directors. Real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. Additionally, Mr. Madhu has a substantial personal investment in the Company.

Committees: - None Other Public Company Boards: - Oxbridge Re Holdings Ltd.

HCI Group, Inc. 2019 Proxy Statement	23

MATTER NO. 1 ELECTION OF DIRECTORS

Anthony Saravanos

Anthony Saravanos, age 48, has been a director of the Company since May 2007 and President of Greenleaf Capital, LLC, our real estate division, since 2013. Beginning in 2011, Mr. Saravanos has served as a director of First Home Bank in Seminole, Florida, and has also served as Chairman of the Board of that bank’s holding company, First Home Bancorp, Inc., since 2015. He has been the managing partner of several commercial property entities since 2001 with a combined total of 13 properties in Florida and New York. From 2005 to 2013, Mr. Saravanos served as Vice President of The Boardwalk Company, a full-service commercial real estate company, located in Palm Harbor, Florida. From 1997 to 2001, he served as District Manager, Marketing and Sales, for DaimlerChrysler Motors Corporation in Malvern, Pennsylvania. Mr. Saravanos graduated from Ursinus College in Collegeville, Pennsylvania with a double major in Economics and Spanish. He earned a Master of Business Administration with an emphasis in marketing from Villanova University and was inducted into the Beta Gamma Sigma Honor Society. Mr. Saravanos also attended Quanaouac Institute in Cuernavaca, Mexico for intensive Spanish studies and a cultural immersion program. A licensed real estate broker, Mr. Saravanos is a Certified Commercial Investment Member as well as a Certified Development Design and Construction Professional. He was named #1 Top Producer for 2010 by the Florida Gulfcoast Commercial Association of Realtors in the General Brokerage Category. Since 2013, Mr. Saravanos has served as Vice President of the Greek Children’s Fund of Florida. Mr. Saravanos has also served as a Trustee on the Johns Hopkins All Children’s Foundation Board since 2017.

Skills/Qualifications: Mr. Saravanos brings considerable business, management, finance, marketing and real estate experience and knowledge to the Board of Directors. Real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. As a District Manager for DaimlerChrysler Motors Corporation he was required to read, understand and analyze financial information, and this skill set is considered of importance in enhancing oversight of the Company’s performance, monitoring its financial disclosure and evaluating growth opportunities. Additionally, Mr. Saravanos has a substantial personal investment in the Company, and he played a large role in bringing initial investors to the Company.

Director; President of Real Estate Division

24	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Directors whose present terms continue until 2021 (Class A):

James Macchiarola

James Macchiarola, age 70, has been a director of the Company since November 2013. From 1999 until his retirement in 2015, Mr. Macchiarola served in various positions for the Clearwater, Florida office of Orange Business Services (formerly Equant), a global information technology and communications services provider and subsidiary of Orange S.A. (formerly France Telecom S.A.). From 2009 to 2015, he served as its Vice President and Head of North American Equipment Resales and Integration Services. From 2007 to 2009, he was that company’s Area Sales Vice President for the U.S. East Coast and Canada. From 2003 to 2007, he was Head of its Integration Services Sales. From 2002 to 2003, he served as Head of Service Operations for the Americas. From 1999 to 2003, he served as Head of Managed Services. From 1994 to 1999, Mr. Macchiarola served as Chief Operating Officer for Techforce, a U.S.-based systems integrator. Before that, he also held various positions for Racal Datacom and Syncordia (1990 to 1994), AT&T Paradyne (1984 to 1990) and IBM Corp. (1969 to 1984).

Skills/Qualifications: Mr. Macchiarola brings considerable business, management, marketing, and systems experience to the Board of Directors. Information technology and systems knowledge has become increasingly important to the Company as the growth of technology in the market becomes more sophisticated. In addition, the Company expects that Mr. Macchiarola will provide guidance and oversight to the Company’s information technology division. Additionally, the marketing and sales experience gained by Mr. Macchiarola at Orange Business Services as Vice President and Head of North American Equipment Resales and Integration Services will prove valuable as HCI continues to grow and expand into new products and territories. Mr. Macchiarola serves as Chairman of our Compensation Committee and as a member of our Governance and Nominating Committee.

Independent Committees: - Compensation (Chairman) - Governance & Nominating Other Public Company Boards: - None

Harish M. Patel

Harish M. Patel, age 62, has been a director of the Company since April 2011. Mr. Patel has also served as a director for Medenet, Inc. a medical software and data analytics company based in St. Petersburg, Florida since 2006. From 1976 to 1987, Mr. Patel served in various capacities, including Director of Sales, Director of Operations and Director at Large, for Colorama Photo Processing Laboratories, a family-owned photo processing business located in London, England which pioneered the provision of next-day and same-day photo processing services to retail outlets in Central London and later provided those services to other regions of the United Kingdom. From 1987 to 1992, Mr. Patel served in various capacities, including as Director at Large, for Colorama Pharmaceuticals Ltd., a family-owned start-up venture which distributed pharmaceuticals to the client base of the photo processing company. From 1992 to 2005, he served as director for Kwik Photo Retail Stores, a London-based operator of stand-alone and in-store retail photo processing labs. During his tenure, that company expanded from 23 company-owned stores to more than 100 outlets. In addition, he established and managed a U.S.-based data processing subsidiary for that company. None of the foregoing companies is affiliated with our Company. He has no familial relationship to Paresh Patel, our Chief Executive Officer and Chairman of the Board.

Skills/Qualifications: Mr. Patel brings a wide range of business and management experience to the Board of Directors. We expect that Mr. Patel’s his experience will enhance oversight of the Company’s business performance and financial disclosure. We also believe the knowledge he has gained from his experiences, in particular his knowledge of software systems, will be valuable as the Company considers and seeks growth opportunities. Additionally, Mr. Patel has a substantial personal investment in the Company. He serves as Chairman of our Governance and Nominating Committee and also as a member of our Audit Committee and our Compensation Committee.

Independent Committees: - Audit - Compensation - Governance & Nominating (Chairman) Other Public Company Boards: - None

HCI Group, Inc. 2019 Proxy Statement	25

MATTER NO. 1 ELECTION OF DIRECTORS

Loreen Spencer

Loreen Spencer, age 53, joined our Board of Directors in April 2019. Before that, beginning in October 2018, Ms. Spencer participated in our Board Observer Program. She is a Certified Public Accountant, and from 1987 until her retirement in 2016, she was an Audit Partner for Deloitte & Touche LLP, where audit clients included Florida-based insurance companies. Since 2017, Ms. Spencer has served on the Board of Directors and the Audit & Risk Committee of Raymond James Bank, a St. Petersburg-based banking subsidiary of Raymond James Financial, Inc., which is a New York Stock Exchange-listed financial services company. Ms. Spencer is a founding board member and since 2002 has been Board Chair of the Gift of Adoption Florida Chapter. In 2015, she was recognized by the U.S. Congress as a Congressional Coalition on Adoption Institute “Angel in Adoption.” Also in 2015, she was recognized by the Tampa Lightning Foundation as a Tampa Bay Lightning Community Hero. Ms. Spencer from 1998 to 2016 served on the Goodwill Industries Suncoast Inc. Board (two years as Chair), from 2011 to 2016 served on the St. John’s Episcopal Parish Day School Board of Trustees, and from 2000 to 2014 served on the University of Florida Fisher School of Accounting Advisory Board. She earned both her Bachelor of Science, with a major in Accounting, and Master of Accounting from the University of Florida.

Skills/Qualifications: Ms. Spencer brings considerable business, accounting and financial experience to the Board of Directors. Her education, knowledge and experience as an auditor and her ability to analyze financial information enhances the Board’s oversight of the Company’s business operations, financial disclosure, external auditors and the effectiveness of our internal controls.

Independent Other Public Company Boards: - None

Sue Watts

Sue Watts, age 57, joined our Board of Directors in April 2019. Before that, beginning in October 2018, Ms. Watts participated in our Board Observer Program. Since 2017, she has served as Chief Operating Officer and Executive Vice President of Application Services, Infrastructure & Digital Services for Capgemini SE (EPA: CAP), a global technology services and digital transformation consulting firm. From 2014 through 2017, she served as Chief Operating Officer & Corporate Officer of Business Process Outsourcing for Xerox Corporation (NYSE: XRX). From 2010 through 2015, she served as Corporate Vice President of Application Services and as Chief Executive Officer of Americas Outsourcing for Capgemini. From 2009 through 2010, she served as Vice President of Americas Global Service for Orange Business Services, a global information technology and communications services provider. From 1985 through 2009, she served in many roles at Unisys Corporation. Ms. Watts earned her Bachelor of Science in Business from Indiana University and her Master of Business Administration from the University of Notre Dame with a concentration in Finance.

Skills/Qualifications: Ms. Watts brings to our Board of Directors more than three decades of experience in business operations, information technology and leadership. Her knowledge and experience enhance the Board’s oversight of our management, our business operations and the development and application of our technology.

Independent Other Public Company Boards: - None

26	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. At the Annual Meeting, shareholders will be asked to ratify the Audit Committee’s appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm. Regardless of the outcome of this vote, the Audit Committee will retain the sole authority to appoint the Company’s independent registered public accounting firm. If the appointment is not ratified, then the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm for the Company.

Representatives from Dixon Hughes Goodman, LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” ratification of the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm. This proposal will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — ITEM 2 ON YOUR PROXY CARD.

Auditing Fees

The following table sets forth the aggregate fees for services related to the years ended December 31, 2018 and 2017 provided by Dixon Hughes Goodman, LLP, our principal accountant:

	2018	2017
Audit Fees(1)	$385,000	$370,000
All Other Fees(2)	9,000	75,000
Total	$394,000	$445,000
(1)

Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)	All Other Fees represent fees billed for services provided to us not otherwise included in the category above.

Pre-Approval Policies

All auditing services and non-auditing services are pre-approved by the Audit Committee. The Audit Committee delegates this authority to the Chairman of the Audit Committee for situations when pre-approval by the full Audit Committee is not convenient. Any decisions made by the Chairman of the Audit Committee must be disclosed at the next Audit Committee meeting.

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MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

To The Board of Directors of HCI Group, Inc.

The Audit Committee oversees the financial reporting processes of HCI Group, Inc. on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with representatives of Dixon Hughes Goodman, LLP, the Company’s independent registered public accounting firm responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee has discussed with representatives of Dixon Hughes Goodman, LLP the overall scope and plans for their audit. The Audit Committee met with representatives of Dixon Hughes Goodman, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE

Wayne Burks, Chairman

George Apostolou

Harish M. Patel

28	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote to approve the compensation of our named executive officers for 2018.

This say-on-pay vote is advisory and non-binding on our Board, but our Compensation Committee will take into consideration the outcome of the vote when making future compensation decisions. At the 2016 Annual Meeting of Shareholders, 45.3% of the votes cast favored our say-on-pay proposal. As a result, in the fall of 2016 our Compensation Committee established a formal ongoing shareholder outreach program to understand our stockholders’ concerns. The overwhelming concern was addressed in 2017 when the annual compensation for our Chief Executive Officer, a major shareholder, was changed from a cash-only plan to a blend of cash and equity, which better aligned his pay with shareholder interests. This change was the result of a complete redesign of our chief executive officer compensation program that was undertaken by the Compensation Committee with the assistance of Willis Towers Watson, a leading compensation consulting firm.

Our engagement with shareholders continued over the past twelve months, when the Chairman of our Compensation Committee had discussions with 11 of our 20 largest shareholders, representing nearly 50% of our outstanding shares.

Our Board believes that our current executive compensation program appropriately links compensation realized by our executive officers to our performance and properly aligns the interests of our executive officers with those of our shareholders. A description of our executive compensation programs and a discussion of the pay decisions for 2018 for the chief executive officer and our other named executive officers are included in Compensation Discussion and Analysis below.

Our Board recommends that our shareholders vote in favor of the following resolution:

“RESOLVED” that the shareholders approve compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement with respect to the Company’s 2019 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and related discussion and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT — ITEM 3 ON YOUR PROXY CARD

HCI Group, Inc. 2019 Proxy Statement	29

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussion, the Compensation Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Compensation Committee with regard to executive compensation and has recommended to the Board of Directors that it be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE

James Macchiarola, Chairman

Wayne Burks

Harish Patel

Compensation Discussion and Analysis

Introduction

The following discussion describes the principal objectives of our executive compensation programs with respect to our “named executive officers,” outlines those programs, and describes how we believe our executive compensation programs meet our objectives. Named executive officers include the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers. The following individuals served as named executive officers during 2018:

Name and office
Paresh Patel, Chief Executive Officer
Mark Harmsworth, Chief Financial Officer
Anthony Saravanos, President - Real Estate Division
Karin Coleman, Executive Vice President
Andrew L. Graham, General Counsel

Under our Compensation Committee charter, the Compensation Committee has the authority to set the compensation of the named executive officers and to grant equity awards under the Company’s 2012 Omnibus Incentive Plan.

Key Information

•

Our compensation plans are designed to incentivize executive behavior that drives positive financial performance, which leads to increased shareholder returns. We believe our compensation plans support this objective and the 2018 executive compensation decisions reflect our pay-for-performance philosophy.

•

Performance on the Company’s financial and strategic goals is an important factor in our compensation decisions. The compensation awarded in 2018 to our Chief Executive Officer, Paresh Patel, and our other named executive officers reflects the Company’s accomplishments during the year and our pay-for-performance framework.

•

Our business performance in 2018 continued our long-term record of strong financial and operating results. Net income for 2018 totaled $17.7 million or $2.34 diluted earnings per common share. Investment income from 2017 to 2018 increased 45%. We also maintained a strong balance sheet. In 2018 our market capitalization grew 52%, our stock price increased 70% and we paid $12.5 million in dividends.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

•

As illustrated in the following charts, the Company’s Return on Equity (ROE) has averaged 20% over the past decade, and the Company has reported strong levels of Earnings Before Interest and Taxes (EBIT)(1) as well, despite several hurricanes materially impacting our core homeowners insurance business.(2) While hurricanes are a factor our management cannot control, management can control how they respond to those events. In the opinion of the Compensation Committee, the Company’s response to recent hurricanes was well planned and well executed.

(1)

Earnings Before Interest and Taxes (EBIT) is a financial measurement not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as an alternative to GAAP measures of performance. It excludes from net income or loss 1) interest expense, and 2) income tax expense, or income tax benefit in the case of a net loss. HCI believes this financial measurement is a preferable gauge of operating profit. A reconciliation of EBIT to GAAP net income/loss is provided in Appendix D.

(2)	Financial results for 2016, 2017 and 2018 were affected by Hurricane Matthew, Hurricane Irma and Hurricane Michael, respectively.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

•	For 2018, 82% of Mr. Patel’s compensation was at-risk, as illustrated below.

•

We engaged in extensive shareholder outreach, focusing on our 20 largest shareholders, representing approximately 77.4% of our outstanding common stock. During the past 12 months, the Chairman of the Compensation Committee and our Senior Vice President of Investor Relations spoke with 11 shareholders representing nearly half of the Company’s outstanding common stock.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Principal Objectives and Approach

In designing our executive compensation programs, the Compensation Committee’s principal objectives are to attract and retain highly skilled executives, align executive compensation with corporate performance (without encouraging excessive risk) and align the interests of our executives with the interests of our shareholders.

Benchmarking

To attract and retain key executives, we carefully consider our market environment when setting pay levels for our executives, recognizing that we are in a highly competitive industry in which talented people are a significant driver of value.

In 2016, Willis Towers Watson assisted the Compensation Committee in benchmarking and in conducting pay-level and incentive-design analysis. They used two groups of peer companies representing the principal potential talent market: the insurance industry and the software industry. While the Company’s primary business is property and casualty insurance, its success relies on the development and implementation of custom software developed in house by our Exzeo software division.

The Committee benchmarks compensation annually using a core peer group of publicly held property and casualty companies based in Florida, because these companies are similar to us in terms of insurance services and market opportunity. The Committee reviews compensation and shareholder returns of these core peer companies during the process of finalizing chief executive officer compensation. The cash bonus and total compensation for our Chief Executive Officer may be higher or lower than the target reference point for chief executive officers in the core peer group because of factors such as performance and retention, as well as size and complexity of the job.

The companies within each peer group are all U.S.-based publicly held companies similar in size to our Company. The selected peer companies are listed below.

Insurance Industry

Atlantic American Corporation

Baldwin & Lyons, Inc.

*FedNat Holding Company

First Acceptance Corporation

*Heritage Insurance Holding, Inc.

Kinsdale Capital Group, Inc.

National Interstate Holdings, Inc.

*United Insurance Holdings Corporation

*Universal Insurance Holding, Inc.

Software Industry

Bazaar Voice, Inc.         Blucora, Inc.

Bottomline Technologies, Inc.

BroadSoft, Inc.         Ebix, Inc.

EnerNOC, Inc.

EPIQ Systems, Inc.

Guidewire Software, Inc.

Jive Software, Inc.         Majesco

Microstrategy, Inc.         QUAD, Inc.

Silver Springs Networks, Inc.

*	Member of Core Peer Group.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following table summarizes the compensation of chief executive officers in our core peer group based on the disclosures in their proxy statements.

	(in $ millions)	(in $ thousands)
Company	Market Cap	Salary	Cash Bonus	Stock Awards	Equity Options Awards	Other	Total Compensation
2018 HCI	$434.3	$950.0	$569.0	$1,396.8	$939.4	$407.5	$4,262.7
2017 HCI	$286.3	$950.0	—	$1,588.4	$1,247.4	$344.8	$4,130.6
FedNat Holding Company - 2017	$254.7	$1,000.0	$698.3	$1,250.0	—	$16.2	$2,964.5
Heritage Insurance Holdings, Inc. - 2017	$442.8	$2,060.0	$4,633.0	—	—	$44.9	$6,737.9
United Insurance Holdings Corp. - 2017	$715.2	$1,000.0	$1,000.0	$322.2	—	$25.0	$2,347.2
Universal Insurance Holdings, Inc. - 2017	$1,319.0	$2,217.5	$7,361.9	$2,999.9	$6,613.7	$59.8	$19,252.8

The following table summarizes the performance of companies in our core peer group based on the disclosures in their financial statements.

Company	12/31/2018 Market Cap (in $ millions)	12/31/2017 Stock Price	12/31/2018 Stock Price	% Change	2018 Dividends per Share
HCI Group, Inc.	$434.3	$29.90	$50.81	70%	$1.475
FedNat Holding Company	$254.7	$16.57	$19.92	20%	$0.240
Heritage Insurance Holdings, Inc.	$442.8	$18.02	$14.72	-18%	$0.240
United Insurance Holdings Corp.	$715.2	$17.25	$16.62	-4%	$0.240
Universal Insurance Holdings, Inc.	$1,319.0	$27.35	$37.92	39%	$0.730

2018 Company Performance

Performance on the Company’s financial and strategic goals is an important factor in our compensation decisions. The compensation awarded in 2018 to our Chief Executive Officer, Paresh Patel, and our other named executive officers reflects the Company’s accomplishments during the year and our pay-for-performance framework.

We view corporate performance not just financially, but broadly to include numerous nonfinancial, qualitative factors, including the Company’s success in creating and advancing strategic initiatives, planning for and responding to hurricanes and other catastrophic events, providing excellent customer service, and passing regulatory examinations.

As no formula or set of metrics can appropriately capture all the drivers of performance, or substitute for sound management, the Compensation Committee retains discretion in awarding cash, equity and other benefits to executives.

Our business performance in 2018 continued our long-term record of strong financial and operating results. Net income for 2018 totaled $17.7 million or $2.34 diluted earnings per common share. Investment income from 2017 to 2018 increased 45%. We also maintained a strong balance sheet, which is a key component of our business strategy. It enables us to move quickly when strategic opportunities arise. Our shareholders benefited. In 2018 our market capitalization grew 52%, our stock price increased 70%, and we paid $12.5 million in dividends.

Long term, the Company has had consistent profitability and best-in-class profit margins.

The Company’s Return on Equity (ROE) has averaged 20% over the past decade, and it has reported strong levels of Earnings Before Interest and Taxes (EBIT) as well, despite several hurricanes materially impacting our core homeowners insurance business (see the charts under Key Information above). The Company has been profitable in 43 of the last 45 quarters and paid dividends in 34 consecutive quarters. Customer retention is also a key success factor for our business, and we are pleased that our homeowners insurance policyholders have been insured by us for an average of approximately six and a half years. We believe customer retention indicates, among other things, an excellent level of customer service.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Hurricanes, of course, are a factor that heavily affects our financial results but which our management cannot control. However, our response to those events is within management’s control. In the opinion of the Compensation Committee, the Company’s response to recent hurricanes was well planned and well executed.

The Company had notable strategic achievements in 2018. TypTap Insurance Company, our technology-driven insurance subsidiary, which began business in 2016 by addressing a critical market demand for flood insurance, expanded its product offerings to include homeowners insurance deploying new technology developed by our Exzeo technology division. As a consequence, in 2018 TypTap increased gross written premium 67% over 2017. Other strategic achievements were the expansion of our core insurance business to other states. We now offer flood insurance in five states. In addition, our real estate division completed several projects and acquisitions adding strategic balance and diversification.

Compensation Committee Engagement with Shareholders

The Compensation Committee considers the opinions of shareholders in making compensation decisions. Following the 2016 say-on-pay vote, the Chairman of the Compensation Committee and our Senior Vice President of Investor Relations established an ongoing program to speak with our shareholders twice annually – once during the “off season” and once prior to proxy voting. The purpose of the “off-season” conference calls is to understand investor perspectives regarding compensation, governance and any additional matters, and to update shareholders on our compensation and governance initiatives.

We focused the engagement program on our 20 largest shareholders, representing approximately 77.4% of our outstanding common stock. During the past 12 months, the Chairman of the Compensation Committee and our Senior Vice President of Investor Relations spoke with 11 shareholders representing nearly 50% of the Company’s outstanding common stock. To assist with our shareholder engagement program, we have hired the proxy advisory firm, Alliance Advisors.

The main areas of feedback we received from investors and the actions we took in response are summarized in the following table.

Disclosure TransparencyWhat We Heard:Compensation Committee's Response:General preferences for simplicity and clarity in the disclosure of the executive compensation plan. Redesigned the Proxy Statement to enhance readability and clarity of the executive compensation plan disclosure.Provide output of shareholders' major compensation concerns raised during the engagement calls. Disclosed in the Proxy Statement shareholders major concerns about compensation. Proposed resolution for shareholder approval to hold the advisory say-on-pay vote annually. Disclose peer groups used to benchmark compensationProvided complete list of peer group companies used for compensation benchmarking.Pay Program DesignWhat We Heard:Compensation Committee's Response:Overall, supportive of our pay program design and did not want to see any major changes to the fundamental design. The equity portion of the Chief Executive Officer's compensation is a blend of restricted shares and stock options. Some shareholder preferred a use of performance-based equity compensation. Stock options are issued at an "out-of-the-money" exercise price and by definition are performance-based. The Compensation Committee is evaluating the benefits/risks of basing restricted share awards on specific performance criteria.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Elements of Executive Compensation

The Compensation Committee uses a balanced set of pay elements to determine executive compensation levels, including base salaries, short-term cash performance bonuses and long-term equity incentives comprising restricted stock awards and, in the case of the Chief Executive Officer, stock purchase option awards. We believe these elements create appropriate incentives for driving strong corporate performance, align the interests of our executives with those of our shareholders, and enable us to retain and reward outstanding executive talent.

During 2016 and 2017 the Compensation Committee reviewed and redesigned the compensation program of our Chief Executive Officer, Paresh Patel, with the assistance of Willis Towers Watson, a leading compensation firm, and input from shareholders. The plan established in 2017 aligns Mr. Patel’s and the shareholders’ interests and provides competitive compensation while ensuring a strong link between pay and performance. It also creates a better balance relative to the core peer group with which we compete for talent. The Chief Executive’s 2018 executive compensation award includes a short-term cash bonus payment and long-term equity awards that are consistent with the redesigned plan.

Compensation Process

The Compensation Committee uses a common-sense approach to setting executive compensation. It considers objective measures of business performance as well as the judgment and knowledge of Committee members as to the talents, work habits and contributions of our executive officers.

Performance Measures

When determining executive compensation, the Compensation Committee examines Company performance on two financial metrics, EBIT (Earnings Before Interest and Taxes) and Return on Equity (ROE). We believe these measures most accurately reflect the performance of the business and the value created for shareholders.

In determining the Chief Executive Officer’s compensation, each year the Compensation Committee sets performance targets for EBIT and ROE to provide an appropriate incentive for achieving corporate goals. The Company’s actual results for EBIT and ROE are compared against the targets, and the Chief Executive Officer is eligible to receive a cash bonus based on a percentage of his base salary, provided certain minimum performance levels are achieved.

The Compensation Committee also awards equity compensation in the form of restricted stock and, in the case of the Chief Executive Officer, stock options to create a significant incentive for achieving long-term financial and strategic goals and to retain talented executives. When determining equity awards, the Committee considers competitive market dynamics, peer-group compensation levels and the Company’s overall financial performance. Equity awards vest over a four-year period.

Role of the Board of Directors and Management in Compensation Decisions

The Compensation Committee views the determination of compensation to be a collaborative effort, and it welcomes and seeks input from executive officers, other directors and shareholders.

At least annually, before executive compensation is set for the year, the Compensation Committee discusses its compensation philosophy with the full Board of Directors and briefs the Board of Directors on the structure of the Company’s executive compensation programs. The Chairman of the Compensation Committee attempts to ensure that open communication exists between the Compensation Committee and the Company’s largest shareholders to discuss executive compensation. The Chairman reports to the Committee and the Board of Directors any material issues raised during these shareholder discussions, and the Committee and the Board of Directors, in good faith, address those issues.

In setting compensation of the named executive officers other than the Chief Executive Officer, the Compensation Committee invites the Chief Executive Officer to present his evaluation of each named executive officer’s performance

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

during the year and provide recommendations regarding each executive’s base salary, performance bonus and equity compensation. The Committee has full authority to accept, modify or reject these recommendations.

The Compensation Committee discusses Mr. Patel’s compensation and related proposals with him. Decisions regarding Mr. Patel’s compensation are made by the Committee and reviewed by the Board without Mr. Patel present.

Role of the Compensation Consultant

To assist in determining compensation of our named executive officers, the Company engages the services of Willis Towers Watson, a leading compensation advisory firm. In 2016, Willis Towers Watson assisted the Committee in understanding market compensation practices and levels, to help ensure our executive compensation programs are reasonably designed to attract and retain highly skilled executives in our competitive environment. In 2017, Willis Towers Watson helped the Compensation Committee review and redesign the Chief Executive Officer’s compensation plan to address shareholder concerns and be more consistent with market practices.

Executive Officers of the Company

The following table provides information with respect to our named executive officers as of April 11, 2019:

Name	Age	Title
Paresh Patel	56	Chairman and Chief Executive Officer
Mark Harmsworth	55	Chief Financial Officer
Andrew L. Graham	61	Vice President, General Counsel and Corporate Secretary
Anthony Saravanos	48	Director, Division President — Real Estate
Karin Coleman	58	Executive Vice President

Biographical information for Messrs. Patel and Saravanos appears above under the heading Directors.

MARK HARMSWORTH

Chief Financial Officer

QUALIFICATIONS

Mark Harmsworth has served as the Chief Financial Officer of our Company since May 2017. He joined HCI in December 2016 as Senior Vice President of Finance. Prior to that, Mr. Harmsworth was President of JMH Consultancy Group, where he served as consulting Chief Strategy Officer for Stewart Information Services, a New York Stock Exchange listed global real estate services company. Mr. Harmsworth has served in a range of executive leadership positions throughout his career, including Chief Financial

Officer of First American Title Insurance Company, a global specialty insurance company; Senior Executive Vice President of First Canadian Title Insurance Company; and Executive Vice President of RE/MAX Ontario-Atlantic Canada Inc., a regional sub-franchisor of RE/MAX real estate brokerage services in eastern Canada, the eastern United States and Europe. He is a Certified Public Accountant. Mr. Harmsworth holds a Bachelor of Commerce degree from the University of Toronto.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

ANDREW L. GRAHAM

Vice President, General Counsel and Corporate Secretary

QUALIFICATIONS

Andrew L. Graham has served as our General Counsel and Corporate Secretary since June 1, 2008. Mr. Graham served from 1999 to 2007 in various capacities, including General Counsel, for Trinsic, Inc. (previously named Z-Tel Technologies, Inc.), a publicly held provider of communications services headquartered in Tampa, Florida. From 2011 to 2016, Mr. Graham served on the Internal Audit Committee of Hillsborough County, Florida. From 2007 to 2011, he served on the Board of Trustees of Hillsborough

Community College, a state institution serving more than 43,000 students annually. Since 2015, he has served as a director for LM Funding America, Inc., a NASDAQ listed specialty finance company headquartered in Tampa, Florida. Mr. Graham holds a Bachelor of Science degree with a major in Accounting from Florida State University and a Juris Doctor, as well as a Master of Laws (L.L.M.) in Taxation, from the University of Florida College of Law.

KARIN COLEMAN

Executive Vice President

QUALIFICATIONS

Karin Coleman has served as the Executive Vice President of HCI since December 2017. She joined the Company in 2009 as Vice President of Corporate Services. Ms. Coleman oversees human resources, regulatory and legislative affairs, vendor management and community relations. Prior to joining HCI, Ms. Coleman served nine years as Vice President of Take Stock in Children, located in Miami, Florida, the state’s largest public-private partnership providing college access and assistance to at-risk children, overseeing legislative and strategic partnerships. Previously, she served in various roles over 13 years at Florida Progress Corporation located in St. Petersburg, Florida. Ms. Coleman holds a Bachelor of Arts degree in International Studies from the University of South Florida and has earned her senior professional in human resources certification (SPHR).

Arrangements as to Selection and Nomination of Executive Officers

We are aware of no arrangements as to the selection or appointment of executive officers.

2018 Executive Pay Decisions

The annual base salaries, annual cash performance bonuses and equity awards of our named executive officers in 2018 were as follows.

Name and Office	Base Salary ($)	Cash Bonus ($)	Equity Grant
Paresh Patel, Chief Executive Officer	950,000	569,000	150,000	(a)
Mark Harmsworth, Chief Financial Officer	320,000	100,000	3,500	(b)
Andrew L. Graham, General Counsel	250,000	100,000	3,500	(b)
Anthony Saravanos, President - Real Estate Division	225,000	100,000	3,500	(b)
Karin Coleman, Executive Vice President	225,000	100,000	3,500	(b)

(a)	Represents 110,000 share purchase options and 40,000 restricted shares.
(b)	Shares of restricted stock.

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The annual base salary for Mr. Patel of $950,000 was unchanged from 2017, the amount provided in his 2016 employment agreement with the Company (see Employment Agreements). The base salary amount positions Mr. Patel at the lower level of the core peer group. The annual base salaries for all other named executive officers were increased in 2018 to reflect competitive market considerations. Cash bonus awards for all other named executive officers reflected the achievement of the Company’s financial goals and individual performance.

CEO Cash Bonus and Equity Compensation

In March 2018, the Compensation Committee established an incentive pay plan to outline the cash bonus available to be earned by Mr. Patel for 2018. Under the plan, the bonus was based on actual results compared against two performance measures, Earnings Before Interest and Taxes and Return on Equity, with each performance measure given equal weight. The 2018 targets were $60 million for EBIT and 16% ROE. A bonus could be paid under either or both measures, but a threshold level of performance (equal to 70% of the applicable target) had to be reached for any bonus to be payable for each respective target.

The Compensation Committee concluded, following input from the compensation consultant and shareholders, that EBIT and ROE best represented the Company’s financial performance and thus best served as metrics to link the CEO’s pay with performance and align his interests with those of shareholders. The Committee set the potential bonus payout range at 50% to 200% of base salary, based on the achievement of EBIT and ROE targets. The targets and payouts at the lower levels were designed to be reasonably achieved and to reward the Chief Executive Officer for continued consistent performance. At the higher levels, they were designed to reward the CEO for extraordinary performance. The performance measures and possible bonus payouts are summarized below.

					Bonus Payouts at Levels Achieved:
Performance Measure	Weight	Performance Target	Actual Result		Threshold - 70% of Target is Achieved	Target - 100% is Achieved	Maximum - 200% of Target is Achieved
EBIT	50%	$60,000,000	$45,550,000	(1)	$475,000	$950,000	$1,900,000
ROE	50%	16%	9%		$475,000	$950,000	$1,900,000

(1)	Adjusted for bonus expense deducted from earnings.

The Company’s 2018 financial performance was adversely affected by losses sustained from Hurricane Michael. As a result, Mr. Patel did not meet the ROE target but did achieve 76% of the EBIT target. Based on these results, Mr. Patel was paid a cash bonus of $569,000. Although the Compensation Committee had the discretion to award an additional cash bonus above the amount determined by the performance calculations, it did not do so.

During 2018, Mr. Patel was awarded 40,000 shares of restricted stock and 110,000 stock purchase options having an exercise price of $40 per share. Each award is subject to a four-year vesting period intended to encourage long-term performance and executive retention. The Committee plans to award new tranches of equity compensation annually, which we believe is an appropriate practice and consistent with our industry peers.

The Compensation Committee believes Mr. Patel’s total compensation recognizes his significant contributions to the Company’s success and creates strong incentives to achieve its long-term strategic goals and increase shareholder value. His total compensation is in the middle range of compensation for chief executive officers in our core peer group.

Executive Compensation Benefit Plans and Other Practices

401(K) Plan

The Company has a 401(k) Safe Harbor Profit Sharing Plan that qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participating employees are eligible for Company matching and discretionary profit-sharing contributions. Plan participants may elect to defer up to one

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

hundred percent of their pre-tax gross wages, subject to annual limitations. The Company matching contribution is limited to a maximum of four percent of the employee’s annual salary or wage and is fully vested when contributed. Eligibility and vesting of the Company’s discretionary profit-sharing contribution is subject to the plan participant’s years of service. There has been no discretionary profit-sharing contribution since the 401(k) Plan’s inception.

Employment Agreements

Certain executives’ compensation and other arrangements are set forth in employment agreements. These employment agreements are described below.

Paresh Patel. On December 30, 2016, we entered into an employment agreement with Mr. Paresh Patel, our Chief Executive Officer. The agreement calls for a four-year term of employment beginning January 1, 2017 and will automatically renew for additional one-year terms unless either party delivers written notice of non-renewal to the other at least 90 days before expiration of the initial term or any renewal term. During the term of the agreement, Mr. Patel will be paid a base annual salary of $950,000 (or a higher amount as may be set from time to time by the Company’s Board of Directors). He will be entitled to any additional bonus compensation provided for by resolution of the Company’s Board of Directors or applicable committee of the Board of Directors. Mr. Patel will also be entitled to participate in our medical, dental, life, disability and retirement benefits plans, if any, upon substantially the same terms applicable to other Company executives.

In the event of termination without good cause, Mr. Patel will be entitled to accrued base salary, accrued vacation pay and other time off, each through the date of termination. He will also be entitled to severance compensation of his base salary for six months after the date of termination. If we terminate Mr. Patel’s employment for good cause, he will be entitled only to accrued base salary, accrued vacation pay and other paid time off, each through the date of termination. If Mr. Patel chooses to terminate his employment, he will be entitled to accrued base salary, accrued vacation pay and other paid time off, each through the date of termination. The agreement provides that during the time of Mr. Patel’s employment and for a period of six months after termination of employment, he will not enter into, engage in, be employed or consult with any business that competes with HCI.

Mark Harmsworth. On November 23, 2016, we entered into an employment agreement with Mr. Harmsworth, our Chief Financial Officer. Mr. Harmsworth initially served as Senior Vice President of Finance and assumed the role of Chief Financial Officer on May 16, 2017. The agreement calls for a four-year term of employment beginning on December 5, 2016 and will automatically renew for additional one-year terms unless either party delivers written notice of non-renewal at least 90 days before expiration of the initial term or any renewal term. During the term of the agreement, Mr. Harmsworth will be paid a base annual salary of $300,000 (or higher amount as may be set from time to time by the Company’s Board of Directors). Mr. Harmsworth was paid an initial signing bonus of $15,000 and an additional bonus of $25,000 after one month of employment. In 2017, Mr. Harmsworth was entitled to a bonus of not less than $100,000. He is entitled to any additional compensation provided by resolution of the Company’s Board of Directors or applicable committee of the Board of Directors. Mr. Harmsworth was awarded 40,000 shares of restricted stock subject to a four-year vesting period. He is also entitled to participate in our medical, dental, life, disability and retirement benefits plans, if any, upon substantially the same terms applicable to other Company executives.

Under his employment agreement, in the event of termination without good cause, Mr. Harmsworth is entitled to accrued base salary, accrued vacation pay and other time off, each through the date of termination. He will also be entitled to severance compensation of his base salary for 12 months after the date of termination. If we terminate Mr. Harmsworth’s employment for good cause, he will be entitled to only accrued base salary and accrued paid time off, each through the date of termination. If Mr. Harmsworth chooses to terminate his employment, he will be entitled to accrued base salary and accrued paid time off, each through the date of termination. The agreement provides that during the time of Mr. Harmsworth’s employment and for a period of 12 months after termination of employment, he will not enter into, engage in, be employed or consult with any business that competes with HCI.

Mr. Harmsworth’s agreement regarding the 40,000 restricted shares awarded to him at the beginning of his employment provides that if his employment is terminated without good cause, then up to 10,000 of his remaining unvested shares will vest.

40	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Clawback Policy

Our Compensation Committee charter contains a clawback policy. It provides that in appropriate circumstances the Committee will require an executive officer to reimburse the Company for incentive compensation payments predicated upon financial results that were subsequently restated and filed with the Securities and Exchange Commission.

Accounting and Tax Considerations

In designing our compensation programs, we consider the potential accounting and tax effects on the Company and our employees. In allocating among different components of compensation, we consider the accounting expense and potential reward associated with each separate component of compensation.

To assist with the payment of their income taxes, when their restricted shares vest or their stock options are exercised, our executives are entitled to surrender a portion of their holdings to the Company for the payment of taxes.

Section 162(m) of the Internal Revenue Code [Section 162(m)] generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any fiscal year to a company’s chief executive officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years commencing before 2018). However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limitation if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to certain grandfathered arrangements entered into prior to November 2, 2017) and to expand the group of named executive officers who may be covered by the deduction limit under Section 162(m). For 2018, approximately $692,000 of HCI’s executive officer compensation was determined to be nondeductible under Section 162(m). The Compensation Committee expects in the future to authorize compensation in excess of $1,000,000 to one or more named executive officers that will not be deductible under Section 162(m) when it believes that doing so is in the best interests of HCI Group, Inc. and its shareholders.

Pension or Other Retirement Plan and Deferred Compensation Plans

Except for the Company’s 401(k) Safe Harbor Profit Sharing Plan described above under Compensation Discussion and Analysis, we have not had and currently do not have a pension or other retirement plan or a nonqualified deferred compensation plan. Accordingly, the pension benefit table, the nonqualified deferred compensation table, and any related disclosures have been omitted from the discussion below. The Company’s 401(k) Plan matching contributions are described in footnote 1 to the Summary Compensation Table below.

Potential Payments Upon Termination or Change-in-Control

At December 31, 2018, Paresh Patel and Mark Harmsworth are the only named executive officers due cash compensation in the event of termination of employment. The amount of compensation payable to such named executive officers upon voluntary termination, involuntary termination without cause, termination with cause and termination in the event of permanent disability or death of the executive is set forth above under Employment Agreements. Under our 2012 Omnibus Incentive Plan, restricted shares vest immediately upon a change of control unless the surviving entity assumes the obligation or issues replacement securities. Further, restricted shares vest immediately if the holder’s employment is terminated within 12 months after a change in control.

HCI Group, Inc. 2019 Proxy Statement	41

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides summary information concerning compensation for services rendered in all capacities awarded to, earned by or paid to our named executive officers during the years ended December 31, 2018, 2017 and 2016. Note that Securities and Exchange Commission rules require us to report stock awards at the grant-date fair value of the entire award in the year of the grant rather than reporting this expense over the service period as we do for financial reporting purposes. Fair value of stock and option awards is estimated in accordance with Accounting Standards Codification (ASC) Topic 718 Compensation—Stock Compensation. Hence, in the table below, each amount appearing under Stock Awards and Option Awards is an estimate of the award’s fair value at the grant date, regardless of whether vesting has occurred. Stock awards included in the summary compensation below were, in all cases, restricted stock awards that contain service-only provisions. Thus, the values given for these awards are based on the value of the Company’s stock on the grant date. The actual values on the vesting date will almost certainly differ from the estimated values.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards		All Other Compensation(1)	Total

Paresh Patel Chief Executive Officer	2018	$950,000	$569,000	$1,396,800	(2)	$939,400	(4)	$407,519	$4,262,719
	2017	$950,000	—	$1,588,400	(3)	$1,247,388	(4)	$344,769	$4,130,557
	2016	$934,479	$1,250,000	—		—		$278,148	$2,462,627

Mark Harmsworth Chief Financial Officer	2018	$313,846	$100,000	$153,405	(2)	—		$54,316	$621,567
	2017	$300,000	$100,000	$44,050	(3)	—		$65,469	$509,519
	2016	—	—	—		—		—	—

Andrew L. Graham General Counsel, and Corporate Secretary	2018	$236,154	$100,000	$153,405	(2)	—		$18,962	$508,521
	2017	$205,000	$90,000	$110,125	(3)	—		$16,775	$421,900
	2016	$205,000	$100,000	$80,525	(3)	—		$16,637	$402,162

Anthony Saravanos President, Real Estate Division	2018	$209,615	$100,000	$153,405	(2)	—		$9,516	$472,536
	2017	$175,000	$90,000	$110,125	(3)	—		$18,375	$393,500
	2016	$175,000	$200,000	$80,525	(3)	—		$17,438	$472,963

Karin Coleman Executive Vice President	2018	$209,615	$100,000	$153,405	(2)	—		$17,900	$480,920
	2017	$175,000	$90,000	$110,125	(3)	—		$15,575	$390,700
	2016	—	—	—		—		—	—
(1)

In 2018, Mr. Patel received $398,250 in cash dividends on unvested restricted stock and $9,269 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $48,163 in cash dividends on unvested restricted stock and $6,154 in Company contributions to our 401(k) Plan, Mr. Graham received $9,516 in cash dividends on unvested restricted stock and $9,446 in Company contributions to our 401(k) Plan, Mr. Saravanos received $9,516 in cash dividends on unvested restricted stock, and Ms. Coleman received $9,516 in cash dividends on unvested restricted stock and $8,385 in Company contributions to our 401(k) Plan. In 2017, Mr. Patel received $336,000 in cash dividends on unvested restricted stock and $8,769 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $56,700 in cash dividends on unvested restricted stock and $8,769 in Company contributions to our 401(k) Plan, Mr. Graham received $8,575 in cash dividends on unvested restricted stock and $8,200 in Company contributions to our 401(K) Plan, Mr. Saravonos received $18,375 in cash dividends on unvested restricted stock, and Ms. Coleman received $8,575 in cash dividends on unvested restricted stock and $7,000 in Company contributions to our 401(k) Plan. In 2016, Mr. Patel received $270,000 in cash dividends on unvested restricted stock and $8,148 in Company contributions to our 401(k) Plan, Mr. Graham received $8,438 in cash dividends on unvested restricted stock and $8,200 in Company contributions to our 401(K) Plan, and Mr. Saravanos received $17,438 in cash dividends on unvested restricted stock.

(2)	See the description, table and footnotes under Grants of Plan-Based Awards for 2018 below, which include details of each of the 2018 grants to our named executive officers.
(3)	See the description, table and footnotes under Outstanding Equity Awards at December 31, 2018 below, which include details of each of these 2017 and 2016 grants.
(4)

This amount was calculated in accordance with ASC Topic 718. The assumptions used in calculating the amount are discussed at Note 21 Stock-Based Compensation of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 8, 2019. The Company granted no stock purchase options to executive officers in 2016.

42	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Grants of Plan-Based Awards for 2018

The following table sets forth information regarding all plan-based awards granted to our named executive officers during the year ended December 31, 2018. The stock awards identified in the table below are also reported in the table that follows—Outstanding Equity Awards at December 31, 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

Name	Grant Date	Date Authorized	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)		(#)	($/share)	($)(1)

Paresh Patel	2/8/18	2/8/18	—	—	—	—	—	—	40,000	(2)	—	—	1,396,800

Paresh Patel	2/8/18	2/8/18	—	—	—	—	—	—	—		110,000 (3)	$40	939,400

Mark Harmsworth	6/19/18	6/19/18	—	—	—	—	—	—	3,500	(4)	—	—	153,405

Andrew L. Graham	6/19/18	6/19/18	—	—	—	—	—	—	3,500	(4)	—	—	153,405

Anthony Saravanos	6/19/18	6/19/18	—	—	—	—	—	—	3,500	(4)	—	—	153,405

Karin Coleman	6/19/18	6/19/18	—	—	—	—	—	—	3,500	(4)	—	—	153,405

(1)

Represents the aggregate grant date fair value, calculated in accordance with ASC Topic 718, of restricted stock awards granted in 2018. The grant date fair value for each restricted stock award with service-only conditions such as those granted in 2018 is based on the market value of the Company’s stock on the grant date.

(2)

On February 8, 2018, Mr. Patel received a restricted stock grant of 40,000 shares. Restrictions on 10,000 will lapse on February 8 of each year beginning February 8, 2019. The grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(3)

On February 8, 2018, Mr. Patel received a grant of 110,000 stock options at an exercise price of $40 per share. Commencing on February 8, 2019 and continuing on the same day of each calendar year thereafter through and including February 8, 2022, the amount of 27,500 options will vest and become exercisable on each such annual vesting date. Once vested, the options may be exercised at any time up to and including February 8, 2028.

(4)

On June 19, 2018, the named executive officer received a restricted stock grant of 3,500 shares. Restrictions on 875 shares will lapse on May 20 of each year beginning on May 20, 2019. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

HCI Group, Inc. 2019 Proxy Statement	43

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2018

The following table sets forth information regarding outstanding stock option and restricted stock awards held by our named executive officers at December 31, 2018, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option.

Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Paresh Patel	—	—		—	—	—	—		—	200,000	(3)	10,162,000
	27,500	82,500	(2)	—	$40	1/7/2027	—		—	—		—
	—	110,000	(2)	—	$40	2/8/2028	—		—	—		—
	—	—		—	—	—	30,000	(4)	1,524,300	—		—
	—	—		—	—	—	40,000	(4)	2,032,400	—		—

Mark Harmsworth	—	—		—	—	—	20,000	(5)	1,016,200	—		—
	—	—		—	—	—	750	(6)	38,108	—		—
	—	—		—	—	—	3,500	(7)	177,835	—		—

Andrew L. Graham	—	—		—	—	—	625	(8)	31,756	—		—
	—	—		—	—	—	1,250	(9)	63,513	—		—
	—	—		—	—	—	1,875	(10)	95,269	—		—
	—	—		—	—	—	3,500	(7)	177,835	—		—

Anthony Saravanos	—	—		—	—	—	—		—	12,000	(11)	609,720
	—	—		—	—	—	625	(8)	31,756	—		—
	—	—		—	—	—	1,250	(9)	63,513	—		—
	—	—		—	—	—	1,875	(10)	95,269	—		—
	—	—		—	—	—	3,500	(7)	177,835	—		—

Karin Coleman	—	—		—	—	—	625	(8)	31,756	—		—
	—	—		—	—	—	1,250	(9)	63,513	—		—
	—	—		—	—	—	1,875	(10)	95,269	—		—
	—	—		—	—	—	3,500	(7)	177,835	—		—
(1)

The market value for the shares of stock that have not yet vested was determined using the closing market price of our common stock on December 31, 2018. The closing market price on December 31, 2018 was $50.81 per share.

(2)

On February 8, 2018, Mr. Patel was granted 110,000 stock options with an exercise price of $53 and an expiration date of February 8, 2028. The options will vest in equal annual installments over four years, so long as Mr. Patel remains employed by the Company. On January 7, 2017, Mr. Patel was granted 110,000 stock options with an exercise price of $40 and an expiration date of January 7, 2027. The options will vest in equal annual installments over four years, so long as Mr. Patel remains employed by the Company.

(3)

On May 16, 2013, Mr. Patel received a restricted stock grant of 400,000 shares. As originally granted, restrictions on 100,000 shares were to lapse one year after the closing price of HCI common shares equaled or exceeded each of the following target prices for 20 consecutive

44	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

trading days; $35, $50, $65 and $80 provided Mr. Patel remained employed by the Company. The $35 price target with respect to this grant was met on October 8, 2013. In March 2016, Mr. Patel forfeited 100,000 unvested restricted shares that would have vested one year after the closing price of HCI’s stock equaled or exceeded $50 for a period of 20 consecutive days. Mr. Patel has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.
(4)

On February 8, 2018, Mr. Patel was granted 40,000 shares of restricted stock. Restrictions on 10,000 shares lapse on February 8 of each year following the year of the grant. Mr. Patel has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders. On January 7, 2017, Mr. Patel was granted 40,000 shares of restricted stock. Restrictions on 10,000 shares lapse on January 7 of each year following the year of the grant. Mr. Patel has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(5)

On December 5, 2016, Mr. Harmsworth was granted 40,000 restricted shares. Restrictions on 10,000 shares lapse on December 5 of each year beginning on December 5, 2017. The grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(6)

On June 6, 2017, Mr. Harmsworth was granted 1,000 restricted shares. Restrictions on 250 shares lapse on May 20 of each year beginning on May 20, 2018. The grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(7)

On June 19, 2018, 3,500 restricted shares were granted to the named executive officer. Restrictions on 875 shares will lapse on May 20 of each year beginning on May 20, 2019. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(8)

On May 20, 2015, 2,500 restricted shares were granted to the named executive officer. Restrictions on 625 shares lapse on May 20 of each year beginning on May 20, 2016. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(9)

On June 6, 2016, 2,500 restricted shares were granted to the named executive officer. Restrictions on 625 shares lapse on May 20 of each year beginning on May 20, 2017. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(10)

On June 6, 2017, restricted shares were granted to the named executive officer. Restrictions on 625 shares lapse on May 20 of each year beginning on May 20, 2018. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(11)

On May 16, 2013, Mr. Saravanos received a restricted stock grant of 24,000 shares. As originally granted, restrictions on 6,000 shares were to lapse one year after the closing price of HCI common shares equaled or exceeded each of the following target prices for 20 consecutive trading days, $35, $50, $65 and $80, provided Mr. Saravanos remains employed by the Company. The $35 price target with respect to this grant was met on October 8, 2013. In March 2016, Mr. Saravanos forfeited 6,000 unvested restricted shares that would have vested one year after the closing price of HCI’s stock equaled or exceeded $50 for a period of 20 consecutive days. The grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

Option Exercises and Stock Vested in 2018

The following table sets forth information regarding option exercises and stock vested by our named executive officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Paresh Patel	—	—	10,000		343,300

Mark Harmsworth	—	—	10,250	(1)	544,478

Andrew L. Graham	—	—	2,500	(2)	100,906

Anthony Saravanos	—	—	2,500	(3)	100,906

Karin Coleman	—	—	2,500	(4)	100,906

(1)

3,996 of these shares were surrendered to cover Mr. Harmsworth’s minimum federal income tax liability, for a net issuance of 6,254 shares. The market value of the shares surrendered was approximately $212,671.

(2)

681 of these shares were surrendered to cover Mr. Graham’s minimum federal income tax liability, for a net issuance of 1,819 shares. The market value of the shares surrendered was approximately $27,216.

(3)

704 of these shares were surrendered to cover Mr. Saravanos’ minimum federal income tax liability, for a net issuance of 1,796 shares. The market value of the shares surrendered was approximately $28,189.

(4)

702 of these shares were surrendered to cover Ms. Coleman’s minimum federal income tax liability, for a net issuance of 1,798 shares. The market value of the shares surrendered was approximately $28,105.

HCI Group, Inc. 2019 Proxy Statement	45

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our common stock as of April 11, 2019 by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding common stock

•	Each of our directors and named executive officers

•	All directors and named executive officers as a group

The number and percentage of shares beneficially owned are based on 8,529,868 common shares outstanding as of April 11, 2019. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally require that the individual have voting or investment power with respect to the shares. In computing the number of shares beneficially owned by an individual listed below and the percentage ownership of that individual, shares underlying options, warrants and convertible securities held by each individual that are exercisable or convertible within 60 days of April 11, 2019, are deemed owned and outstanding, but are not deemed outstanding for computing the percentage ownership of any other individual. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all individuals listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is HCI Group, Inc., 5300 West Cypress Street, Suite 100, Tampa, Florida 33607.

	Beneficially owned
Name and Address of Beneficial Owner	Number of Shares	Percent
Blackrock, Inc.(1)	1,146,867	13.45%
Dimensional Fund Advisors LP(2)	746,930	8.76%
The Vanguard Group, Inc.(3)	479,333	5.62%
LSV Asset Management(4)	502,552	5.89%
Executive Officers and Directors
Paresh Patel(5)	1,057,500	12.28%
Mark Harmsworth(6)	38,269	*
George Apostolou(7)	117,880	1.38%
Wayne Burks(9)	12,100	*
Andrew L. Graham(8)	33,976	*
James Macchiarola(9)	19,500	*
Jay Madhu(10)	98,176	1.15%
Harish M. Patel(11)	113,295	1.33%
Gregory Politis(12)	414,000	4.85%
Anthony Saravanos(13)	141,183	1.66%
Karin Coleman(14)	20,940	*
Susan Watts	240	*
Loreen Spencer	0	*
All Executive Officers and Directors as a Group (13 individuals)	2,067,059	24.12%
*	Less than 1.0%.
(1)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2019 by Blackrock, Inc., 55 East 52nd Street, New York, New York 10055.
(2)

This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2019 by Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

46	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(3)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2019 by The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	This information is based on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2019 by LSV Asset Management, 155 North Wacker Drive, Suite 4600, Chicago, IL 60606.
(5)

Includes 447,000 shares held by Paresh & Neha Patel; 35,000 shares held in Mr. Patel’s individual retirement account; 82,500 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days; and 290,000 restricted shares. Excludes 247,500 shares issuable pursuant to options that are not currently exercisable or become exercisable within 60 days.

(6)	Includes 24,250 restricted shares.
(7)	Includes 99,880 shares held by George & Poppe Apostolou and 12,000 restricted shares.
(8)	Includes 2,875 shares held in Mr. Graham’s individual retirement account and 7,250 restricted shares. Of total shares held, 19,264 are pledged as security.
(9)	Includes 12,000 restricted shares.
(10)

Includes 75,000 shares held by Universal Finance & Investments, LLC, voting and investment power over which is held by Mr. Madhu; 2,803 shares held in Mr. Madhu’s individual retirement account; 12,000 restricted shares; and 267 shares held by Mr. Madhu’s son.

(11)

Includes 81,295 shares held by Harish and Khyati Patel; 20,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days; and 12,000 restricted shares. Of total shares held, 74,080 are pledged as security.

(12)	Includes 200,000 shares held by Gregory & Rena Politis and 12,000 restricted shares. Of total shares held, 196,000 are pledged as security.
(13)

Includes 80,000 shares held by HC Investment LLC, voting and investment power over which is held by Mr. Saravanos; 1,200 shares held by Anthony & Maria Saravanos as custodian for their son, Kostos Anthony Saravanos; 1,200 shares held by Mr. Saravanos as custodian for his niece, Elliana Tuite; 1,200 shares held by Mr. Saravanos as custodian for his nephew, Nolan Tuite; and 19,250 restricted shares.

(14)	Includes 7,250 restricted shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 filed for the year 2018, we believe all our directors, officers and beneficial owners complied with all Section 16(a) filing requirements applicable to them except for George Apostolou, who filed one Form 4 reporting one transaction seven days after the applicable due date and Harish Patel, who filed one Form 4 reporting one transaction two days after the applicable due date.

Compensation Policies Related to Risk Management

The Board of Directors has considered risks associated with the Company’s compensation policies and practices and identified no compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the total annual compensation of our Chief Executive Officer, Paresh Patel, to the total annual compensation of our median employee. As permitted by Item 402(u), we are using the same median employee that we identified in our Proxy Statement for our 2018 Annual Meeting of Shareholders. We believe that there have been no changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio.

For 2018, our last completed fiscal year:

•	The median employee total annual compensation (excluding our Chief Executive Officer) was $41,017

•	Our Chief Executive Officer’s total annual compensation as reported in our 2018 Summary Compensation Table was $4,262,719

•	The ratio of Chief Executive Officer to median employee total annual compensation was 104 to 1

In determining the median employee, we prepared a list of employees as of December 31, 2017 which consisted of a total of 412 employees with 325 located in the United States and 87 (21%) located in India. We then identified our median employee based on total annual compensation calculated with the same methodology used for our named executive officers as set forth in our Summary Compensation Table. The components used to determine total annual compensation were annualized for those employees who were not employed for the full year of 2017. We did not adjust for the difference in cost of living between India and the Tampa Bay area. To resolve the issue of selecting a median from an even number of data points, we selected the employee whose salary would yield a higher pay ratio. The median employee is based in the United States.

HCI Group, Inc. 2019 Proxy Statement	47

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We have elected to disclose a supplemental ratio that includes the value of health care benefits paid by the Company. Because these benefits are provided on a broad, non-discretionary basis, the value is not required to be reported in the 2018 Summary Compensation Table. However, if we include the value of these benefits, the total annual compensation of our median employee would increase by $6,577 and the total annual compensation of our CEO would increase by $6,577, resulting in a ratio of our CEO’s annual total compensation to the annual total compensation of our median employee of 90 to 1.

We believe that the pay ratio presented above is a reasonable estimate. Because the Securities and Exchange Commission rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio may not be comparable to the pay ratio reported by other companies.

48	HCI Group, Inc. 2019 Proxy Statement

MATTER NO. 4 APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Securities and Exchange Act of 1934, we are required every six years to have an advisory shareholder vote on the frequency of having the advisory vote on the compensation of our named executive officers (as described at Matter 3). The shareholders last voted on this frequency matter in 2013. Our Board of Directors has determined that the advisory vote on the compensation of our named executive officers should and will be held every year. We are requesting that shareholders vote on this frequency. Specifically, we are asking shareholders to vote on whether the advisory vote on executive compensation should occur every year, every two years or every three years.

The Company’s Board of Directors believes that a frequency of “every year” for the advisory vote on executive compensation is the appropriate choice for conducting and having shareholders vote on this matter.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the frequency with which the shareholders of the Company will vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement by selecting one of the following choices:

“FOR” every year; “FOR” every two years; “FOR” every three years; or “ABSTAIN” from voting.

While this advisory vote on the frequency of the advisory vote on executive compensation of our named executive officers is not binding on the Company, the Compensation Committee and our Board of Directors value the opinions of our shareholders and will consider the vote outcome when determining the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF EVERY YEAR AS THE

FREQUENCY WITH WHICH SHAREHOLDERS WILL VOTE ON THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS — ITEM 4 ON YOUR PROXY CARD.

HCI Group, Inc. 2019 Proxy Statement	49

APPENDIX A: Questions and Answers About the Annual Meeting

What is the purpose of the meeting?

The principal purposes of the Annual Meeting are to elect three directors to the Company’s Board of Directors; ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; approve, on an advisory basis, the compensation of our named executive officers; and approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation. In addition, our management will report on our performance during 2018, discuss challenges ahead and respond to questions from shareholders.

When were these materials mailed?

We began mailing this Proxy Statement on or about April 30, 2019.

Who is entitled to vote?

Shareholders of record at the close of business on the record date, April 11, 2019, are entitled to vote in person or by proxy at the Annual Meeting. In general, shareholders are entitled to one vote per common share on each matter voted upon. In an election for directors, however, shareholders are entitled to vote the number of shares they own for as many director candidates as there are directors to be elected. The Board of Directors has determined that the Board of Directors should include three Class B directorships. Accordingly, since three directors are to be elected at this Annual Meeting, in electing directors, each share held will entitle the shareholder to three votes, one per director. Shareholders may not cumulate their votes. As of April 11, 2019, there were 8,529,868 common shares outstanding.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares outstanding will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as “WITHHOLD AUTHORITY” and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received instructions as to that proposal from the beneficial owner.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “shareholder of record.” This Notice of Meeting and Proxy Statement has been provided directly to you by HCI Group, Inc. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or internet. Alternatively, you may provide your own proxy to anyone to represent you and vote on your behalf at the meeting.

If your shares are held for you in a brokerage, bank, or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The accompanying Notice of Meeting and this Proxy Statement have been forwarded to you by that institution. If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope or follow the instructions on the proxy card for voting by telephone or internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, then you must obtain a proxy, executed in your favor, from the shareholder of record (the institution).

HCI Group, Inc. 2019 Proxy Statement	A-1

APPENDIX A: Questions and Answers About the Annual Meeting

How do I vote?

By Ballot at the Meeting. If you are a shareholder of record and attend the Annual Meeting, you may vote in person by ballot at the Annual Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank, or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the shareholder of record) to vote your beneficially-owned shares by ballot at the Annual Meeting. In the election of directors (Matter No. 1), each share held by a shareholder of record will be entitled to three votes, one for each director to be elected. Your option with respect to each director will be to vote “FOR” the director or to abstain from voting. In the vote to ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Matter No. 2), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” or “AGAINST” or to “ABSTAIN.” With respect to the advisory vote related to the compensation of our named executive officers (Matter No. 3), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” or “AGAINST” or to “ABSTAIN.” With respect to the advisory vote related to the frequency of holding an advisory vote on executive compensation (Matter No. 4), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” every year, “FOR” every two years, “FOR” every three years, or “ABSTAIN” from voting.

By Proxy. If you complete, sign, and return the accompanying proxy card or follow the instructions on the proxy card for voting by telephone or internet, then your shares will be voted as you direct. In the election of directors (Matter No. 1), your options with respect to each director are to direct a vote “FOR” or to “WITHHOLD AUTHORITY.” In the proposal to ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Matter No. 2), your options will be to direct votes “FOR” or “AGAINST” or to direct the proxy to “ABSTAIN” from voting on that proposal. With respect to the advisory vote related to compensation of our named executive officers (Matter No. 3), your options will be to direct votes “FOR” or “AGAINST” or to “ABSTAIN” from voting on that matter. With respect to the advisory vote related to the frequency of holding an advisory vote on executive compensation (Matter No. 4), your options will be to vote “FOR” every year, “FOR” every two years, “FOR” every three years, or “ABSTAIN” from voting.

If you are a shareholder of record, then you may opt to deliver your completed proxy card in person at the Annual Meeting.

Can I vote by telephone or internet?

Yes. If you follow the instructions on the proxy card for voting by telephone or internet, your shares will be voted as you direct.

What does it mean if I receive more than one proxy card?

When you own your shares in different ways, you will receive separate proxy cards for each mode of ownership. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust, or in one or more brokerage accounts. You should complete, sign, and return each proxy card you receive or follow the telephone or internet instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

Can I change my vote or instruction?

Yes. You may follow the instructions on the proxy card to change your votes or instructions any time before midnight the day before the meeting.

In addition, if you are a shareholder of record, you may revoke your proxy any time before your shares are voted by filing with the secretary of the Company a written notice of revocation or submitting a duly executed proxy bearing a later date. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the

A-2	HCI Group, Inc. 2019 Proxy Statement

APPENDIX A: Questions and Answers About the Annual Meeting

Annual Meeting. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy. No such notice of revocation or later dated proxy, however, will be effective unless received by us at or before the Annual Meeting and before your shares have been voted at the meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I submit a proxy card, how will my shares be voted?

Your shares will be voted as you instruct on the proxy card.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a shareholder of record and sign and return the proxy card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion. As of the date this Proxy Statement went to print, we did not know of any other matter to be raised at the Annual Meeting.

If you are a beneficial owner and you sign and return your proxy card without indicating your instructions, then your broker or nominee will vote, or not vote, in accordance with the rules of the New York Stock Exchange (provided the broker or nominee is a member of the New York Stock Exchange). If a voting matter is designated by the New York Stock Exchange as “routine” then your broker or nominee may vote or not vote in its own discretion. If a voting matter is designated “non-routine” by the New York Stock Exchange, then your broker or nominee cannot vote without your instructions.

Which voting matters are considered routine or non-routine?

In general, uncontested matters and matters not involving a merger or consolidation or affecting substantially the rights or privileges of the stock are considered routine under the rules of the New York Stock Exchange. Accordingly, we expect the New York Stock Exchange will designate as routine the proposal to ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Matter No. 2) and brokers and other nominees will be permitted to vote on that matter. On the other hand, the New York Stock Exchange views matters involving the election of directors as non-routine. Accordingly, the election of directors (Matter No. 1) and the approval, on an advisory basis, of the compensation of our named executive officers (Matter No. 3) and the approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation (Matter No. 4) will be designated by the New York Stock Exchange as non-routine and brokers and other nominees will not be permitted to vote on these matters without instructions from the beneficial owner.

What happens if I do not submit a proxy card and do not vote by telephone or internet?

If you are a shareholder of record and you neither designate a proxy nor attend the Annual Meeting, your shares will not be represented at the meeting. If you are the beneficial owner of shares held in the name of a member of the New York Stock Exchange, that member may vote in its discretion on matters deemed routine by the New York Stock Exchange. Without your instruction, the member may not vote on matters considered “non-routine.”

What are the Board’s recommendations?

The Board’s recommendations are set forth elsewhere in this Proxy Statement. In summary, the Board recommends votes:

➢	FOR election of the following nominees for director positions:

George Apostolou

Paresh Patel

Gregory Politis

HCI Group, Inc. 2019 Proxy Statement	A-3

APPENDIX A: Questions and Answers About the Annual Meeting

➢	FOR ratification of the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

➢	FOR approval of the advisory vote related to the compensation of our named executive officers.

➢	FOR the option of every year for the frequency of holding an advisory vote on executive compensation.

What vote is required to approve each item?

Election of directors. In the election of directors, the three highest recipients of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Ratification of appointment of independent registered public accounting firm. The proposal to ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

Approval, on an advisory basis, of the compensation of our named executive officers. With respect to the advisory vote related to the compensation of our named executive officers, the matter is approved if the number of votes for the proposal exceeds the number of votes against the proposal.

Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation. With respect to the vote related to the frequency of holding an advisory vote on executive compensation, the option of one year, two years, or three years receiving the highest number of votes will become the frequency of holding an advisory vote on executive compensation.

Other Matters. We do not anticipate other matters coming to a vote at the Annual Meeting. Should any other matter be brought to a vote, the matter will be approved if the number of votes favoring the matter exceeds the number of votes opposing the matter.

How will votes be counted?

All votes will be tabulated by the secretary of the Company. We have engaged Broadridge Financial Solutions, Inc. to collect and tabulate proxy instructions. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by mail, telephone, facsimile or electronic transmission. We have requested brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to beneficial owners and have agreed to reimburse those institutions for their out-of-pocket expenses.

A-4	HCI Group, Inc. 2019 Proxy Statement

APPENDIX B: Annual Meeting Rules of Conduct

To ensure fair, orderly and constructive meetings, the Board of Directors has adopted the following rules of conduct for shareholder meetings.

1.	All attendees must register before entering the meeting room.

2.	The meeting will follow the schedule set forth on the agenda.

3.	Only shareholders of record as of the record date or their duly authorized representatives are entitled to vote or address the meeting.

4.	No business will come before the meeting except in compliance with Article II, Section 11 of our bylaws and its prior-notice requirements.

5.	No one may address the meeting unless called upon by the presiding officer of the meeting.

6.

Each speaker will be limited to three minutes and three questions. Questions and comments must be directly relevant to the Company’s business or operations. Questions or comments that are repetitious, relate to pending or threatened litigation, or deal with general economics, politics or public policy are prohibited.

7.	Rude, disruptive behavior is prohibited.

8.	The use of cameras, audio or video recording equipment, communications devices or similar equipment is prohibited.

9.	Attendees who violate these rules may be removed.

10.	The decisions of the presiding officer in interpreting and enforcing these rules of conduct will be final.

HCI Group, Inc. 2019 Proxy Statement	B-1

APPENDIX C: Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Shareholder proposals intended to be considered for inclusion in next year’s Proxy Statement and form of proxy for presentation at the 2020 Annual Meeting of Shareholders must comply with Securities and Exchange Commission Rule 14a-8. The deadline for submitting such proposals is December 24, 2019 (120 days before the date of this year’s mailing date without regard to the year), unless the date of the 2020 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2019 Annual Meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the 2020 Annual Meeting.

Shareholders wishing to submit proposals for the 2020 Annual Meeting outside the process of Securities and Exchange Commission Rule 14a-8 must comply with the advance notice and other provisions of Article II, Section 11 of our bylaws. To be timely, notice of the proposal must be received by the Company by March 9, 2020, unless the date of the 2020 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2019 Annual Meeting, in which case the notice must be delivered at least 45 days before the Company sends its proxy materials to shareholders for the 2020 Annual Meeting.

Address proposals to HCI Group, Inc., Attention: Andrew L. Graham, Secretary of the Corporation, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607. The specific requirements for submitting shareholder proposals are set forth in Article II, Section 11 of our bylaws.

HCI Group, Inc. 2019 Proxy Statement	C-1

APPENDIX D: Reconciliation of Non-GAAP Financial Measures

Earnings Before Interest and Taxes (EBIT) is a financial measurement not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as an alternative to GAAP measures of performance. It excludes from net income or loss 1) interest expense, and 2) income tax expense, or income tax benefit in the case of a net loss. HCI believes this financial measurement is a preferable gauge of operating profit. A reconciliation of EBIT to GAAP net income/loss is provided below.

(in millions)	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
EBIT	$17.7	$8.6	$16.4	$49.6	$110.1	$111.4	$116.9	$57.9	$1.1	$45.0
Interest Expense	—	—	—	—	(3.6)	(10.4)	(10.7)	(11.1)	(16.7)	(18.1)
Income tax (expense) benefit	(6.8)	(3.2)	(6.4)	(19.4)	(40.9)	(38.3)	(40.3)	(17.8)	8.7	(9.2)
Net income (loss)	$10.9	$5.4	$10.0	$30.2	$65.6	$62.7	$65.9	$29.0	$(6.9)	$17.7

HCI Group, Inc. 2019 Proxy Statement	D-1

HCI GROUP, INC.

5300 W CYPRESS STREET, SUITE 100

TAMPA, FL 33607

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     ☒

KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR ALL the following nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1.	Election of Directors
Nominees
01	George Apostolou 02 Paresh Patel 03 Gregory Politis
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2.	Ratification of the appointment of Dixon Hughes Goodman, LLP as independent registered public accounting firm for fiscal year 2019.						☐	☐	☐
3.	Approval, on an advisory basis, of the compensation of the named executive officers.						☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:						1 year	2 years	3 years	Abstain
4.	Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation.					☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

— — — — — — — —  — —  — — — —  — — — —  — — — —  — —  — — — —  — — — — — — — —  — —  — — — — — — —

HCI GROUP, INC. Annual Meeting of Shareholders May 30, 2019 3:00 PM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Paresh Patel and Andrew L. Graham, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HCI GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, EDT on May 30, 2019, at 5300 W. Cypress Street, Suite 105, Tampa FL 33607, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side